Portions of this exhibit marked with [*] have been omitted. The omitted information is not material and is the type of information that Ford Motor Company customarily treats as private and confidential.

Execution Version

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT
May 20, 2026
between FORD MOTOR COMPANY and UNITED STATES DEPARTMENT OF ENERGY

Loan No. 1031

CONTENTS
Page
Article I    Definitions and Other Rules of Construction    3
Section 1.01.    Terms Generally    3
Section 1.02.    Other Rules of Construction    3
Section 1.03.    Definitions in Other Written Communications    5
Section 1.04.    Conflict with Funding Agreements    5
Section 1.05.    Accounting Terms    5
Article II    Funding    5
Section 2.01.    Loan    5
Section 2.02.    Availability and Reductions    5
Section 2.03.    No Liability    5
Section 2.04.    Use of Proceeds    6
Article III    Payments; Prepayments    6
Section 3.01.    Place and Manner of Payments    6
Section 3.02.    Maturity and Amortization    6
Section 3.03.    Evidence of Debt    6
Section 3.04.    Interest Provisions Relating to the Advance    7
Section 3.05.    Prepayments    7
Article IV    Reimbursement and Other Payment Obligations    9
Section 4.01.    Reimbursement and Other Payment Obligations    9
Section 4.02.    Subrogation    10
Section 4.03.    Obligations Absolute    11
Section 4.04.    Evidence of Payment    13
Section 4.05.    Payment of Financing Document Amounts    13
Article V    Conditions Precedent    14
Section 5.01.    Conditions Precedent to the Execution Date    14
Section 5.02.    Satisfaction of Conditions Precedent    19
Article VI    Representations and Warranties of the Borrower    19
Section 6.01.    Organization and Existence    19
Section 6.02.    Authorization; No Conflict    20
Section 6.03.    No Change    20
Section 6.04.    Capitalization    20
Section 6.05.    No Subsidiary Bankruptcy Events    20
Section 6.06.    Eligibility of Borrower; Project    21
Section 6.07.    Transaction Documents    21
Section 6.08.    Approvals, Permits and Consents    21
Section 6.09.    Litigation    21
Section 6.10.    Security Interests; Liens    21
i

Section 6.11.    Taxes    22
Section 6.12.    Financial Statements    22
Section 6.13.    Investment Earnings    23
Section 6.14.    Property    23
Section 6.15.    No Legal Bar    24
Section 6.16.    Intellectual Property    24
Section 6.17.    Certain Events    24
Section 6.18.    No Amendments to Transaction Documents    24
Section 6.19.    [Reserved]    24
Section 6.20.    Compliance with Laws    24
Section 6.21.    Investment Company Act    24
Section 6.22.    Margin Stock    24
Section 6.23.    Anti-Corruption Laws    25
Section 6.24.    Environmental Laws    25
Section 6.25.    Employment and Labor Contracts    26
Section 6.26.    ERISA    26
Section 6.27.    Sanctions and Anti-Money Laundering Laws    26
Section 6.28.    Cargo Preference Act    26
Section 6.29.    Lobbying Restriction    27
Section 6.30.    Federal Funding    27
Section 6.31.    No Federal Debt Delinquency    27
Section 6.32.    No Tax-Exempt Indebtedness    27
Section 6.33.    Use of Proceeds    27
Section 6.34.    No Immunity    27
Section 6.35.    No Fraudulent Intent    27
Section 6.36.    Disclosure    27
Section 6.37.    Insurance    28
Section 6.38.    Information Technology; Cyber Security    28
Section 6.39.    CFIUS    28
Article VII    Affirmative Covenants    29
Section 7.01.    Maintenance of Existence; Property; Etc.    29
Section 7.02.    Intellectual Property    29
Section 7.03.    Insurance    30
Section 7.04.    Event of Loss    31
Section 7.05.    Further Assurances; Creation and Perfection of Security Interests    32
Section 7.06.    Taxes, Duties, Expenses and Liabilities    32
Section 7.07.    Performance of Obligations    33
Section 7.08.    Books, Records and Inspections    33
Section 7.09.    Compliance with Applicable Law    35
Section 7.10.    Compliance with Program Requirements    35
Section 7.11.    Loss Proceeds Account    35
Section 7.12.    Know Your Customer Information    36
Section 7.13.    Lobbying Restriction    36
Section 7.14.    Cargo Preference Act    36

Section 7.15.    SAM Registration    36
Section 7.16.    ERISA    36
Section 7.17.    Public Announcements    36
Section 7.18.    Prohibited Persons    37
Section 7.19.    International Compliance Directives    38
Section 7.20.    Operations    38
Article VIII    Information Covenants    38
Section 8.01.    Financial Statements    38
Section 8.02.    Reports    39
Section 8.03.    Notices    39
Section 8.04.    Other Information    40
Article IX    Negative Covenants    40
Section 9.01.    Available Liquidity    40
Section 9.02.    Liens    40
Section 9.03.    Asset Sale Restrictions    41
Section 9.04.    Fundamental Changes    41
Section 9.05.    Negative Pledge    41
Section 9.06.    Sale and Leaseback    42
Section 9.07.    Project Related Merger, Disposition or Transfer    43
Section 9.08.    Organizational Documents; Fiscal Year; Account Policies; Reporting Practices    43
Section 9.09.    Restrictions on Operations    43
Section 9.10.    Amendment of and Notices under Transaction Documents    44
Section 9.11.    Investment Company Act    44
Section 9.12.    Sanctions    44
Section 9.13.    Debarment Regulations    45
Section 9.14.    Prohibited Person    45
Section 9.15.    Program Requirements    45
Section 9.16.    Disposition    45
Article X    Events of Default and Remedies    45
Section 10.01.    Events of Default    45
Section 10.02.    Remedies; Waivers    49
Section 10.03.    Accelerated Advances    51
Article XI    Miscellaneous    51
Section 11.01.    Waiver and Amendment    51
Section 11.02.    Right of Set-Off    52
Section 11.03.    Survival of Representations and Warranties    52
Section 11.04.    Notices    52
Section 11.05.    Severability    53
Section 11.06.    Judgment Currency    53
Section 11.07.    Indemnification    53
Section 11.08.    Limitation on Liability    55

Section 11.09.    Successors and Assigns    55
Section 11.10.    FFB Right to Sell Loan    56
Section 11.11.    Further Assurances and Corrective Instruments    56
Section 11.12.    Reinstatement    56
Section 11.13.    Governing Law; Waiver of Jury Trial    56
Section 11.14.    Submission to Jurisdiction, Etc.    57
Section 11.15.    Entire Agreement    57
Section 11.16.    Benefits of Agreement    57
Section 11.17.    Headings    58
Section 11.18.    Counterparts; Electronic Signatures    58
Section 11.19.    No Partnership; Etc    58
Section 11.20.    Independence of Covenants    59
Section 11.21.    Marshaling    59

ANNEXES, SCHEDULES AND EXHIBITS
Annex A    Definitions
Schedule A    Amortization Schedule
Schedule B    Initial Subsidiary Guarantors
Schedule 5.01(h)    Real Property Documents
[*]    [*]
Schedule 6.09    Litigation
Schedule 6.14    Facility Sites
[*]    [*]
Schedule 7.03    Insurance
Schedule 11.04    Notices

Exhibit A    Form of Tax Basis Certificate
Exhibit B    Form of Officer’s Certificate
Exhibit C    Form of Closing Certificate
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Advance Notice of Acceleration
v

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT, dated May 20, 2026 (this “Agreement”), between the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE”) and FORD MOTOR COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”).
PRELIMINARY STATEMENTS
(A)    DOE has been authorized to arrange for FFB to make loans to manufacturers of advanced technology vehicles and components pursuant to the ATVM Program, as set forth in Section 136.
(B)    Prior to the date hereof, BlueOval SK, LLC, a limited liability company formed and existing under the laws of the State of Delaware (“BOSK”) (i) developed and obtained a certificate of occupancy for a battery manufacturing plant and associated improvements in Hardin County, Kentucky on the Kentucky Facility 1 Site (as defined herein) and (ii) constructed the building for a battery manufacturing plant and associated improvements in Hardin County, Kentucky on the Kentucky Facility 2 Site (as defined herein), in each case, to produce battery cells for use in advance technology vehicles and as mixed use facilities (including for purposes other than manufacturing of the Products).
(C)    BOSK submitted an Application, dated January 10, 2022, which was deemed substantially complete on May 18, 2022, for a multi-draw term loan facility (the “BOSK Loan”) to be authorized and approved by DOE under the ATVM Program, subject to the requirements of Section 136 and the Applicable Regulations (the “Application”).
(D)    BOSK and DOE entered into that certain Loan Arrangement and Reimbursement Agreement, dated as of December 13, 2024 (the “BOSK Loan Execution Date”) (as amended by the First Amendment to Loan Arrangement and Reimbursement Agreement, dated as of November 21, 2025, and as the same may have otherwise been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “BOSK Loan Agreement”).
(E)    Subject to the terms and conditions of the BOSK Loan Agreement, DOE, in connection with arranging the financing for BOSK from FFB contemplated by certain promissory notes issued by BOSK in favor of FFB, including that certain promissory note identified as BOSK 0002 dated December 13, 2024 evidencing the funds advanced to fund Kentucky Facility 1 (the “Original Note”), issued and delivered to FFB the BOSK Principal Instruments on the BOSK Loan Execution Date.
(F)    Pursuant to the terms of the Program Financing Agreement, DOE is obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Note or the related Note Purchase Agreement.
(G)    BOSK’s obligations to DOE and FFB were secured by the Liens granted under the Security Documents (as defined in the BOSK Loan Agreement), including (i) that certain Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the BOSK Loan Execution Date by BOSK, as mortgagor, in favor of the Collateral Agent, as mortgagee, and recorded with the Office of the Clerk of HCKY in Mortgage Book 2546, Page 911 (the “Existing KY Mortgage”), in respect of BOSK’s leasehold interest in the Facilities, and (ii) that certain Fee Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the BOSK Loan Execution Date by HCKY, as mortgagor, in respect of the

Kentucky Facility 1 Site and the Kentucky Facility 2 Site, and recorded with the Office of the Clerk of HCKY in Mortgage Book 2546, Page 890 (the “Existing KY Fee Mortgage”).
(H)    As of the BOSK Loan Execution Date, Borrower and SK Battery America, Inc., a Delaware corporation (“SKBA”), each directly owned and controlled fifty percent (50%) of the Equity Interests of BOSK.
(I)    The Borrower, SKBA and BOSK, among others, entered into that certain Joint Venture Disposition Agreement (the “JVDA”), dated as of December 9, 2025, pursuant to which, among other things, the parties thereto agreed to restructure BOSK such that, upon the closing under the JVDA, among other things; (i) BOSK will redeem all the Equity Interests of BOSK the Borrower owns and controls; (ii) one hundred percent (100%) of the Equity Interest of BOSK will be directly owned and controlled by SKBA; (iii) Ford Energy Battery LLC (the “Facility Owner”), an indirectly wholly owned subsidiary of the Borrower, will acquire (a) BOSK’s right, title and interest pursuant to that certain Lease Agreement, dated as of December 1, 2023, by and between BOSK and HCKY, recorded with the Office of the Clerk of HCKY on December 28, 2023 in Book 1562, Page 1270, as assigned by Assignment recorded with the Office of the Clerk of HCKY in Deed Book 1562, Page 1309, as amended by that certain First Amendment to Lease Agreement, dated July 16, 2024, recorded with the Office of the Clerk of HCKY in Deed Book 1573, Page 714, as further amended by that certain Second Amendment to Lease Agreement, dated December 13, 2024, recorded with the Office of the Clerk of HCKY in Deed Book 1577, Page 757 (the “Existing Lease Agreement”) in and to the Facilities (together with certain related equipment, related contracts and related assets and liabilities) in consideration for, among other things, the assumption of certain liabilities of BOSK, including the assumption of the Original Note, subject to (x) the IRB Financing Documents, and (y) the Existing KY Mortgage and Existing KY Fee Mortgage on the Facilities and (b) 2022 Battery Park, LLC, a Kentucky limited liability company (the “Kentucky IRB Subsidiary”) from BOSK and BOSK will no longer have any right, title or interest in or to the Facilities; (iv) the Borrower will assume the KEDFA Indebtedness from BOSK; and (v) BOSK will retain all of its right, title and interest in and to the manufacturing plant in Haywood County, Tennessee (together with certain related equipment, related contracts and related assets and liabilities) (collectively, the “JVDA Transaction”).
(J)    In connection with the closing of the JVDA Transaction, Facility Owner assumed and accepted the Facilities from BOSK pursuant to that certain Assignment and Assumption of Lease dated the Execution Date between BOSK and Facility Owner, subject to the Existing KY Fee Mortgage and the Existing KY Mortgage, which is a purchase money Lien on each Facility Site existing at the time of the Borrower’s acquisition of the Facilities and which secures the Note for the purpose of financing the consideration made by the Borrower to BOSK for the acquisition of the Facilities.
(K)    On the Execution Date and immediately prior to entry into this Agreement; (i) the closing of the JVDA Transaction has occurred; (ii) BOSK assigned to the Borrower, and the Borrower assumed from BOSK, the Original Note; and (iii) BOSK assigned to the Facility Owner, and the Facility Owner assumed from BOSK, all of BOSK’s right, title and interest in the Existing Lease Agreement, in each case subject to the Existing KY Mortgage on each Facility Site.
(L)    On the Execution Date, simultaneous with the entry into this Agreement, and in furtherance hereof, (i) the Borrower, the Kentucky IRB Subsidiary, the Facility Owner, BOSK, SKBA, DOE, and the Collateral Agent, among others, entered into that certain Omnibus Consent and

Amendment Agreement, dated as of the Execution Date (the “Omnibus Agreement”); (ii) the Collateral Agent and HCKY have amended the Existing KY Fee Mortgage (such amended Existing KY Fee Mortgage, the “Kentucky Facilities Fee Mortgage”); (iii) HCKY, the Facility Owner and the Kentucky IRB Subsidiary have amended the Existing Lease Agreement; (iv) certain modifications to the KEDFA Financing Documents and IRB Financing Documents have been made, and (v) the Collateral Agent, BOSK, and the Facility Owner have amended the Existing KY Mortgage to, among other things, contemplate the assignment of the Existing Lease Agreement to the Facility Owner and modify the grant of the lien thereunder (such amended Existing KY Mortgage, the “Kentucky Facilities Leasehold Mortgage”).
(M)    The parties hereto desire to enter into this Agreement to reflect the foregoing and to provide for certain other matters related thereto.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND OTHER RULES OF CONSTRUCTION
Section 1.01.    Terms Generally. Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in Annex A (Definitions) hereto.
Section 1.02.    Other Rules of Construction. Unless the contrary is expressly stated herein:
(a)    words in this Agreement denoting one gender only shall be construed to include the other gender;
(b)    when used in this Agreement, the words “including,” “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;
(c)    when used in this Agreement, the words “herein,” “hereby,” “hereunder,” “hereof,” “hereto,” “hereinbefore,” and “hereinafter,” and words of similar import, unless otherwise specified, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;
(d)    each reference in this Agreement to any article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;
(e)    capitalized terms in this Agreement referring to any Person or party to any Financing Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;
(f)    each reference in this Agreement to any Financing Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Financing Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;

(g)    each reference in this Agreement to any Applicable Law or Environmental Law shall be construed as a reference to such Applicable Law or Environmental Law, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;
(h)    each reference in this Agreement to any provision of any other Financing Document will include reference to any definition or provision incorporated by reference within that provision;
(i)    except where expressly provided otherwise, whenever any matter is required to be satisfactory to, or determined or approved by, DOE or FFB, or DOE or FFB is required or permitted to exercise any discretion (including any discretion to waive, select, require, deem appropriate, deem necessary, permit, determine or approve any matter), the satisfaction, determination or approval of DOE or FFB, or the exercise by DOE or FFB of such discretion, shall be in its respective sole and absolute discretion, as applicable, and further DOE shall be entitled to consult with the Independent Engineer or any other of its Secured Party Advisors in making such determination or exercising such discretion; provided, that with respect to flexibility that may be sought by the Borrower in relation to the Facilities, DOE shall be reasonable in the exercise of its discretion in the case of requests by the Borrower for consents, amendments and other modifications to the Transaction Documents relating to the development, design, construction, management, operation, use or disposal of any Facility, which may include (i) the Borrower, Facility Owner Parent or the Facility Owner entering agreements (including partnership, joint venture, or other investor agreements) with third-parties in respect of the foregoing, (ii) the separation, subdivision, subleasing or disposal of all or any portion of any Facility Site and (iii) the management and operation of the Facilities as a mixed use project (including for purposes other than manufacturing of the Products);
(j)    except where expressly provided otherwise, the words “days”, “weeks”, “months” and “years” shall mean calendar days, weeks, months and years, respectively, and each reference to a time of day shall mean such time in Washington, D.C.;
(k)    the table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof;
(l)    the expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of the Borrower, means taking in good faith and with due diligence all, commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party;
(m)    the words “asset” and “property,” unless otherwise defined herein, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests, Intellectual Property and contract rights;
(n)    the word “will” shall be construed as having the same meaning and effect as the word “shall”; and
(o)    the definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined.
Section 1.03.    Definitions in Other Written Communications. Unless the contrary intention appears, any capitalized term used without definition in any notice or other written communication given under or pursuant to this Agreement shall have the same meaning in that notice or other written communication as in this Agreement.
Section 1.04.    Conflict with Funding Agreements. In the case of any conflict between the terms of this Agreement and the terms of any Funding Agreement (other than the Program Financing Agreement), the terms of such Funding Agreement, as between the Borrower and the Secured Parties party thereto, shall control, unless expressly stated to the contrary herein.
Section 1.05.    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein and in the other Financing Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, but not otherwise defined in Annex A (Definitions) hereto shall have the respective meanings assigned to them in conformity with GAAP.
ARTICLE II
FUNDING
Section 2.01.    Loan.
(a)    Purchase of Note. Subject to the terms and conditions hereof and of the Funding Agreements, on the BOSK Loan Execution Date, DOE delivered to FFB the BOSK Principal Instruments required, in accordance with Section 4.2 (Delivery of Principal Instruments by the Secretary to FFB) of the BOSK Note Purchase Agreement, in connection with the offer to FFB to purchase on the BOSK Loan Execution Date, among other notes, the Original Note in an aggregate maximum principal amount not to exceed Three Billion Eight Hundred Five Million Forty Thousand Dollars ($3,805,040,000) (such amount, the “Maximum Loan Amount”). On the Execution Date BOSK assigned to the Borrower and the Borrower assumed from BOSK the Original Note evidencing the Maximum Loan Amount (the “Loan”) and secured, initially by the BOSK Security Documents and following the assumption of the Note by the Borrower, the Security Documents, in consideration for the assignment by BOSK to the Borrower of all of BOSK’s right, title and interest in and to the Facilities.
Section 2.02.    Availability and Reductions. As of the Execution Date, the Loan has been fully advanced in an amount equal to the Maximum Loan Amount, and the Borrower shall have no further right to request, and FFB shall have no further obligation to advance, the Advance under the Loan.
Section 2.03.    No Liability.
(a)    Neither DOE nor FFB shall have any liability for any action taken or omitted to be taken or for any loss or injury resulting from its actions or inaction or its performance or lack of performance of any of its other obligations hereunder unless and to the extent such liability arises from the bad faith, gross negligence or willful misconduct of DOE or FFB. In no event shall DOE, FFB or any subsequent holder of the Note be liable, and each such Person shall be exempt from liability in accordance with Section 11.08 (Limitation on Liability), in each case, for acting in accordance with, or relying upon, any entitlement, order, instruction, notice, demand, certificate or document from the Borrower or any entity acting on behalf of the Borrower.
(b)    Notwithstanding anything contained in this Agreement to the contrary, neither DOE nor FFB shall incur any liability to the Borrower, any Affiliate thereof or to any other Secured Party for not performing any act or fulfilling any duty, obligation or responsibility hereunder or under any other Financing Document by reason of any Lender Force Majeure Event; it being understood that DOE or FFB, as the case may be, shall resume performance hereunder as soon as the effects of such Lender Force

Majeure Event cease to prevent or otherwise hinder DOE or FFB, as applicable, from performing hereunder or thereunder.
(c)    The Borrower acknowledges and agrees that the making of the Advance was not, and shall not now or in the future be deemed to be, an approval or acceptance by any Secured Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Facilities.
Section 2.04.    Use of Proceeds. The proceeds of the Loan are assumed by the Borrower solely for the purpose of financing of the consideration relating to the acquisition of the Facilities from BOSK under the JVDA, and not in contravention of any Applicable Law, Transaction Document or Governmental Approval.
ARTICLE III
PAYMENTS; PREPAYMENTS
Section 3.01.    Place and Manner of Payments.
(a)    All payments due under the Note shall be made by the Borrower to FFB pursuant to the terms of the Funding Agreements.
(b)    All payments to be made to DOE under this Agreement shall be sent by the Borrower in Dollars in immediately available funds before 1:00 p.m. (District of Columbia time) on the date when due to such account as DOE shall direct by written notice to the Borrower not less than five (5) Business Days prior to the date when due.
(c)    In the event that the date of any payment to DOE or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment and be excluded in computing interest due in connection with the next payment.
(d)    The Borrower understands and agrees that DOE and FFB are agencies or instrumentalities of the United States and that all payments to DOE or FFB hereunder or under the Financing Documents are payable, and shall in all cases be paid, free and clear of all Taxes.
Section 3.02.    Maturity and Amortization.
(a)    Maturity Date. The Borrower shall repay the outstanding amount of the Loan as evidenced by the Note on the Maturity Date.
(b)    Payments. The Note shall: (i) be stated to mature in consecutive quarterly installments of principal payable on each Payment Date, commencing on the First Principal Payment Date of the Note (or, if not a Business Day, the next Business Day) in the amounts set forth in the amortization schedule set out in Schedule A (Amortization Schedule); and (ii) provide for the payment of interest in accordance with Section 3.04 (Interest Provisions Relating to the Advance) and the Funding Agreements.
Section 3.03.    Evidence of Debt. The entries made in the internal records maintained by or on behalf of DOE, evidencing the amounts from time to time: (i) advanced by FFB under the Note Purchase Agreement and the Note; (ii) paid by DOE to FFB pursuant to Section 6.3 (Reimbursement) of the Program Financing Agreement; and (iii) paid by or on behalf of the Borrower from time to time in respect thereof, shall constitute, absent manifest error, evidence of the existence and amount of the Note Obligations of the Borrower as therein recorded.

Section 3.04.    Interest Provisions Relating to the Advance.
(a)    Interest Amount and Interest Computations.
(i)    Interest shall accrue on the outstanding principal amount of the Advance from the date the Advance was disbursed pursuant to the BOSK Note Purchase Agreement and the Original Note, to the date the Advance is due, in each case, at a rate per annum as specified in the Funding Agreements. Interest accrued on the outstanding principal balance of each Advance shall be due and payable on each Payment Date beginning on the first Payment Date to occur after the date on which the Advance is made, up through and including the Maturity Date; provided that Borrower shall not be obligated to pay on the Payment Date immediately following the Execution Date Interest on the Advance that has accrued from and after April 16, 2026 to such Payment Date to the extent such Interest is paid by BOSK pursuant to the BOSK Loan Agreement.
(ii)    All Overdue Amounts shall: (A) accrue interest at the Late Charge Rate; and (B) be payable by the Borrower in accordance with the Funding Agreements.
(iii)    The Borrower hereby authorizes FFB to record in an account or accounts maintained by FFB on its books: (A) the interest rates applicable to the Advance; (B) the date and amount of each principal and interest payment on the Advance outstanding; and (C) such other information as FFB may determine is necessary for the computation of interest and the Prepayment Price payable by the Borrower under the Note. The Borrower acknowledges and agrees that all computations of interest and the Prepayment Price by FFB pursuant to this Section 3.04 and the Note shall, in the absence of manifest error, be evidence of the amount thereof. All computations of interest shall be made as set forth in the relevant Funding Agreement.
(b)    Interest Payment Dates. Subject to the terms of the Note Purchase Agreement and the Note, the Borrower shall pay accrued interest on the outstanding principal amount of the Advance: (i) on each Payment Date, as and to the extent specified in clause (a) above; (ii) on each prepayment date (to the extent accrued and unpaid on the applicable prepayment amount); and (iii) at maturity (whether by acceleration or otherwise).
Section 3.05.    Prepayments.
(a)    Terms of All Prepayments.
(i)    With respect to any prepayment of the Advance, whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of this Agreement and the Funding Agreements.
(ii)    All prepayments of the Note shall be due in an amount equal to the Prepayment Price calculated by FFB in accordance with the terms of the Note.
(iii)    The Borrower may not re-borrow the principal amount of the Advance that is prepaid, nor shall any such prepayment create availability for further borrowings.
(iv)    If the Borrower shall fail to make a prepayment to FFB on any Intended Prepayment Date in accordance with this Agreement and the Note, the Borrower shall pay FFB a Late Charge on any Overdue Amount from such Intended Prepayment Date to the date on which payment is made, computed in accordance with the provisions of such Note.

(v)    Any prepayment made pursuant to this Section 3.05 shall be applied in the inverse order of maturity among the outstanding principal amounts of the Advance, or as otherwise specified by the Note or by DOE (and agreed by the Borrower).
(b)    Voluntary Prepayments.
(i)    Subject to clause (ii) below, the Borrower may at any time and from time to time prepay all or any portion (in a minimum amount not less than Five Million Dollars ($5,000,000)) of the outstanding principal amount of the Advance under the Note or prepay the Note in its entirety, in each case, upon prior submission of a Prepayment Election Notice by the Borrower to DOE and FFB (with a copy to the Collateral Agent) not less than thirteen (13) Business Days prior to the Intended Prepayment Date in accordance with the terms hereof and the Note.
(ii)    The Advance may only be prepaid under clause (i) above if either such prepayment includes prepayment in full of the outstanding Advance and all other Secured Obligations, or if in part, no Default or Event of Default has occurred, is continuing or could reasonably be expected to occur as a result of such prepayment.
(c)    Mandatory Prepayments.
(i)    The Borrower shall prepay the Advance upon the occurrence of any of the following events (each, a “Mandatory Prepayment Event”), and in the prepayment amounts set forth below (such amounts, the “Mandatory Prepayment Amounts”):
(A)    subject to Borrower’s restoration rights pursuant to Section 7.04 (Event of Loss), with the amounts received by the Borrower constituting any Net Amount of Loss Proceeds, to the extent (and promptly following determination by DOE that) prepayment is required in accordance with Section 7.04 (Event of Loss), such required amount;
(B)    upon the determination by DOE that any Applicable Law has made it unlawful or impossible for FFB to make the Advance or maintain the Loan or any portion thereof, or DOE to reimburse or commit to reimburse FFB the amount of the Advance, or otherwise renders unlawful the performance by DOE or FFB of their respective obligations under the Financing Documents, a sum equal to the Advance and all other Secured Obligations under the Loan; and
(C)    upon the Borrower abandoning, or agreeing in writing to abandon, the operation of Kentucky Facility 1, or take any action that could be deemed an “abandonment” of Kentucky Facility 1, a sum equal to all outstanding Advances and all other Secured Obligations under the Loan.
(ii)    Any Mandatory Prepayment shall be made on the Intended Prepayment Date set forth in the relevant Prepayment Election Notice delivered pursuant to this Section 3.05, which Intended Prepayment Dates shall be the date required for such Mandatory Prepayment pursuant to this clause (c) but in no event later than fifteen (15) Business Days after the occurrence of such Mandatory Prepayment Event (or in the case of clause (c)(i)(A), the determination of DOE noted therein) (unless DOE otherwise consents).

ARTICLE IV
REIMBURSEMENT AND OTHER PAYMENT OBLIGATIONS
Section 4.01.    Reimbursement and Other Payment Obligations.
(a)    BOSK paid to DOE the Administrative Fee on or before the BOSK Loan Execution Date.
(b)    The Borrower shall pay to DOE (or, to the extent applicable, reimburse DOE), or such other Person as DOE shall direct in writing, as follows:
(i)    a sum, in Dollars, equal to the total of all amounts payable by DOE to FFB pursuant to Section 6.3.1 (Secretary’s Agreement to Reimburse) of the Program Financing Agreement which relate to, or arise out of, the Funding Agreements or FFB providing or having provided financing under the Note (such amounts, “Reimbursement Amounts”);
(ii)    on the applicable due date or otherwise within ten (10) Business Days of demand, all documented Secured Party Expenses paid or incurred in connection with:
(A)    whether or not the transactions contemplated by this Agreement or the Financing Documents are consummated, the due diligence of the Borrower, the other Borrower Entities and the Project, and the preparation, execution and recording of this Agreement, the other Transaction Documents and any other documents and instruments related to this Agreement or thereto (including legal opinions);
(B)    any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Agreement or any other Transaction Document, any such other document or instrument related to this Agreement or such other Transaction Document or any Collateral;
(C)    the administration, preservation in full force and effect and enforcement of this Agreement, the other Transaction Documents and any other documents and instruments referred to herein or therein (including the fees and disbursements of counsel for DOE and travel costs in accordance with governmental guidelines); and
(D)    any foreclosure against, sale or other disposition of any collateral securing the Secured Obligations from time to time, or pursuit of any other remedies under any of the Financing Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition; and
(iii)    to the extent permitted by Applicable Law, interest on any and all amounts described in this Article IV (Reimbursement and Other Payment Obligations) (other than Financing Document Amounts, interest on which shall accrue and be payable only to the extent (including subject to any conditions provided for therein and any defenses of the Borrower thereunder or in respect thereof), at the times, in the manner and in the amounts provided for in the Financing Documents (excluding this Section 4.01 (Reimbursement and Other Payment Obligations)) from the date payable by DOE under the Program Financing Agreement until payment of such overdue amounts in full by the Borrower, at the Late Charge Rate.

(c)    The Borrower shall not use the proceeds of: (i) any federal grants, assistance or loans (including the Loan); or (ii) other funds guaranteed by the federal government, in either case to pay any costs, fees or expenses payable under this Section 4.01. For the avoidance of doubt, for the purposes of this clause (c), PTC Funds shall not be considered “federal grants, assistance or loans” or “funds guaranteed by the federal government”.
(d)    If an amendment or waiver of any provision of this Agreement or any other Financing Document constitutes a “modification” (as defined in Section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated as of the BOSK Loan Execution Date, or if the Credit Subsidy Cost has been increased after the BOSK Loan Execution Date, as of the date of the most recent increase, in accordance with FCRA and OMB Circulars A-11 and A-129, and as determined by OMB in its sole discretion), the Borrower shall pay the amount of any such increase to DOE prior to such amendment or waiver pursuant to Section 11.01 (Waiver and Amendment).
(e)    The Borrower shall pay to DOE any reasonable fees that DOE may assess or incur from time to time in connection with any amendment, consent or waiver of this Agreement or any other Financing Document.
(f)    All fees payable to DOE hereunder shall be paid on the due date applicable to such fees, in immediately available funds in Dollars to DOE and shall be non-refundable upon payment.
(g)    All amounts payable to DOE hereunder shall be paid by wire transfer to the following account, or to such other account as may be specified by DOE from time to time:
U.S. Treasury Department
[*]
OBI = LGPO Loan No. 1031
Section 4.02.    Subrogation. In furtherance of and not in limitation of DOE’s right of subrogation, the Borrower acknowledges that, to the extent of any payment made by DOE of Reimbursement Amounts, DOE shall be fully subrogated to the extent of any such payment, and any additional interest due on any late payment, to the rights of FFB under the Note, the Note Purchase Agreement and any other Financing Documents. The Borrower acknowledges and agrees to such subrogation and shall execute such instruments and take such actions as DOE may reasonably request to evidence such subrogation and to perfect the right of DOE to receive any amounts paid or payable thereunder. If and to the extent that DOE shall be fully and indefeasibly reimbursed in cash or immediately available funds by the Borrower pursuant to Section 4.01 (Reimbursement and Other Payment Obligations) in respect of any payment made by DOE of Reimbursement Amounts, such reimbursement shall be deemed to constitute an equal and corresponding payment in respect of DOE’s rights of subrogation hereunder in respect of such payment of Reimbursement Amounts.
Section 4.03.    Obligations Absolute.
(a)    The obligations of the Borrower under this Article IV (Reimbursement and Other Payment Obligations) shall be absolute and unconditional, and shall be paid or performed strictly in accordance with this Agreement under all circumstances irrespective of:

(i)    any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to the Note, this Agreement or any other Financing Document;
(ii)    any exchange or release of any other obligations hereunder;
(iii)    the existence of any claim, setoff, defense (other than a defense of payment or performance), reduction, abatement or other right that the Borrower may have at any time against DOE or any other Person;
(iv)    any document presented in connection with any Financing Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    any payment by DOE pursuant to the terms of the Program Financing Agreement against presentation of a certificate or other document which does not strictly comply with terms of such Program Financing Agreement;
(vi)    any breach by the Borrower of any representation, warranty or covenant contained in any of the Financing Documents;
(vii)    except to the extent prohibited by mandatory provisions of Applicable Law, status as, and any other rights of, a “debtor” under the UCC as in effect from time to time in the State of New York or under the Applicable Law of any other relevant jurisdiction;
(viii)    any duty on the part of DOE to disclose any matter, fact or thing relating to the business, operations or financial or other condition of the Borrower now known or hereafter known by DOE;
(ix)    any disability or other defense (other than a defense of payment or performance) of the Borrower or any other Person;
(x)    any act or omission by DOE that directly or indirectly results in or aids the discharge of the Borrower or any other Person, by operation of law or otherwise;
(xi)    any change in the time, manner or place of payment of, or in any other term of, all or any of its obligations or liabilities hereunder or any compromise, renewal, extension, acceleration or release (other than a release of such obligations of the Borrower under this Article IV (Reimbursement and Other Payment Obligations)) with respect thereto, any change in the collateral securing its obligations or liabilities hereunder or any other Financing Document or any amendment or waiver of or any consent to departure from any other guarantee for all or any of its obligations or liabilities hereunder or any other Financing Document;
(xii)    any change in the corporate structure or existence of the Borrower;
(xiii)    any exchange, taking or release of Collateral;
(xiv)    any application of Collateral to the Secured Obligations; or

(xv)    any other circumstances or conditions, foreseen or unforeseen, now existing or hereafter occurring, which might otherwise constitute a defense available to, or discharge of, the Borrower in respect of any Financing Document (other than a defense of payment or performance).
(b)    The Borrower and all others who may become liable for all or part of the obligations of the Borrower under this Agreement agree to be bound by this Article IV (Reimbursement and Other Payment Obligations) and, to the extent permitted by Applicable Law:
(i)    waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Financing Documents or by any extension or renewal thereof;
(ii)    waive presentment and demand for payment, notices of non-payment and of dishonor, protest of dishonor and notice of protest, except as expressly provided otherwise in this Agreement;
(iii)    waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required hereby or by the other Financing Documents;
(iv)    waive all rights of abatement, diminution, postponement or deduction, and any defense (other than a defense of payment or performance), that any party to any Financing Document or any beneficiary thereof may have at any time against DOE or any other Person, or out of any obligation at any time owing to DOE or FFB;
(v)    agree that its liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;
(vi)    agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event;
(vii)    consent to any and all extensions of time that may be granted by DOE or FFB with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment;
(viii)    waive all defenses and allegations based on or arising out of any contradiction or incompatibility among its obligations or liabilities hereunder and any of its other obligations;
(ix)    waive, unless and until its obligations or liabilities hereunder have been performed, paid, satisfied or discharged in full, any right to enforce any remedy that DOE or FFB now has or may in the future have against the Borrower or any other Person;
(x)    waive any benefit of, or any right to participate in, any guarantee or insurance whatsoever now or in the future held by DOE or FFB;
(xi)    waive the benefit of any statute of limitations affecting its liability hereunder; and
(xii)    consent to the addition or release of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance or release of any and all other security for any payment hereunder, and agree that the addition or release of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.
(c)    The Borrower shall remain liable for its reimbursement and other payment obligations under this Agreement and the other Financing Documents until such obligations have been irrevocably paid or otherwise satisfied and discharged in full in accordance with this Agreement and the other Financing Documents, and nothing except irrevocable payment, satisfaction or discharge in full thereof in accordance with this Agreement and the other Financing Documents shall release the Borrower from such obligations.
(d)    Except as expressly provided herein, the obligations and liabilities of the Borrower under this Agreement or the other Financing Documents shall not be conditioned or contingent upon the pursuit or exercise by DOE, FFB or any other Person at any time of any right or remedy (nor shall such obligations and liabilities be affected, released or modified by any action, failure, delay or omission by DOE, FFB or any other Person in the enforcement or exercise of any right or remedy under Applicable Law) against any Person that may be or become liable in respect of all or any part of the obligations and liabilities of the Borrower under this Agreement or the other Financing Documents.
Section 4.04.    Evidence of Payment. In the event of any payment by DOE that is required to be reimbursed or indemnified by the Borrower, the Borrower shall accept written evidence of billing and payment by DOE as evidence, absent manifest error, of the existence and amount thereof.
Section 4.05.    Payment of Financing Document Amounts.
(a)    Anything in this Article IV (Reimbursement and Other Payment Obligations) to the contrary notwithstanding, including Section 4.04 (Evidence of Payment):
(i)    amounts payable by the Borrower pursuant to Section 4.01 (Reimbursement and Other Payment Obligations) in respect of payments made or required to be made by DOE to FFB on account of Financing Document Amounts shall be payable by the Borrower only to the extent (including subject to any conditions provided for in the Financing Documents and any defenses of the Borrower under the Financing Documents), at the times, in the manner and in the amounts that such Financing Document Amounts would otherwise have been payable by the Borrower under the Financing Documents (including, for the avoidance of doubt, on an accelerated basis following the occurrence of an Event of Default);
(ii)    amounts payable by the Borrower under Section 4.01 (Reimbursement and Other Payment Obligations) shall be without duplication of any amounts payable by the Borrower pursuant to (A) this Agreement; (B) the Note; (C) the Note Purchase Agreement; (D) the subrogation rights referred to in Section 4.02 (Subrogation) or (E) the provisions of Section 11.07 (Indemnification); and
(iii)    no amount shall be payable by the Borrower under Section 4.01 (Reimbursement and Other Payment Obligations) in respect of payments made or required to be made by DOE to FFB in respect of any liability, loss, cost or expense relating to or arising out of any sale, assignment or other transfer of the Note or portion thereof by FFB to DOE, except during the continuance of an Event of Default.
(b)    If an event permitting the acceleration of the Advance and/or the Note shall at any time have occurred and be continuing, and such acceleration of the Advance and/or the Note shall at such time be prevented by reason of the pendency against the Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Borrower acknowledges and agrees that, for purposes of this Agreement and its obligations hereunder, in respect of any payment made by DOE to

FFB, the Advance and/or the Note shall be deemed to have been accelerated with the same effect as if the Advance and/or the Note had been accelerated in accordance with the terms of the Funding Agreements.
ARTICLE V
CONDITIONS PRECEDENT
Section 5.01.    Conditions Precedent to the Execution Date. The obligation of DOE to execute this Agreement shall be subject to the prior satisfaction (or waiver in writing) of each of the following conditions precedent as of the Execution Date (the “Execution Date Conditions Precedent”), in each case, as determined by (a) in all cases, DOE; and (b) with respect to any documents or instruments addressed to FFB or to which FFB is a party, FFB:
(a)    JDVA Transaction Closing. The closing of the JVDA Transaction shall have occurred.
(b)    Due Diligence Review. Completion by DOE of its due diligence review of the Borrower Entities, the Project and all other matters related thereto, including evidence that no material issues exist with respect to the Project under the laws of the Commonwealth of Kentucky or any subdivision or local jurisdiction thereof.
(c)    KYC Requirements. Receipt by DOE of:
(i)    a certificate from a Responsible Officer of each Borrower Entity, dated as of the Execution Date, certifying that such Borrower Entity has established policies and procedures to comply with all applicable Anti-Money Laundering Laws and to ensure, inter alia, proper credit, risk and conflicts of interest management; and
(ii)    all documentation (including taxpayer identification documents) and other information in respect of any Borrower Entity required by any Secured Party to enable it to be satisfied with the results of all “know your customer” and other requirements (including, the Anti-Money Laundering Laws).
(d)    Financing Documents. Receipt by DOE of fully executed originals (in sufficient counterparts for each of DOE, FFB and the Collateral Agent), or copies thereof if permitted by DOE, of each Financing Document.
(e)    [Reserved].
(f)    Organizational Documents. Receipt by DOE of the Organizational Documents of each Borrower Entity, accompanied in each case by an Officer’s Certificate (substantially in the form attached as Exhibit B (Form of Officer’s Certificate)) hereto of such Borrower Entity, certified by a Responsible Officer thereof, attaching:
(i)    true and correct copies of good standing certificates, incumbency certificates, resolutions and any other documents as DOE shall reasonably request, with respect to, inter alia, approval of:
(A)    each such Borrower Entity’s participation in the Project;
(B)    the financing therefor (including the Loan and this Agreement) and the granting of Liens to secure the Secured Obligations; and
(C)    the execution, delivery and performance by such Borrower Entity of the Transaction Documents to which it is party;

(ii)    in the case of the Borrower, a current corporate chart for the Borrower identifying any Borrower Entity having a direct or indirect interest in the Project;
(iii)    in the case of the Borrower, a capitalization table of the Borrower setting out each indirect beneficial owner of ten percent (10%) or more of the Equity Interests of the Borrower (excluding any shareholders of publicly-traded stock or other interests); and
(iv)    in the case of the Borrower, an organizational chart demonstrating the management and governance structure of the Borrower and identifying key persons of the Borrower;
provided, that, with respect to any Borrower Entity that is a publicly traded company, DOE shall only require information that is publicly available.
(g)    Execution Date Certificates. Receipt by DOE of:
(i)    a closing certificate from a Responsible Officer of the Borrower and the Facility Owner, dated as of the Execution Date, substantially in the form of Exhibit C (Form of Closing Certificate) (the “Closing Certificate”); and
(ii)    a certificate from a Responsible Officer of the Borrower, dated as of the Execution Date, substantially in the form of Exhibit A (Form of Tax Basis Certificate) (the “Tax Basis Certificate”).
(h)    Available Liquidity. A certificate in the form of the Closing Certificate from a Responsible Officer of the Borrower in certifying compliance with the Available Liquidity Requirement as of the last day of the most recent fiscal quarter.
(i)    Real Estate. Receipt by DOE of:
(i)    a Title Policy together with endorsements and affirmative coverages required by DOE insuring that the Kentucky Facilities Leasehold Mortgage continues as a legal, valid and enforceable First Priority Lien on the leasehold interest in the Facility Sites subject only to Permitted Liens;
(ii)    evidence of title to or leasehold interests in any Real Property (including easements and fixtures) constituting part of the Collateral; and
(iii)    true and correct copies of any related material documents requested by DOE.
(j)    Insurance; Insurance Consultant Report. Receipt by DOE of:
(i)    true, correct and complete copies of each policy of Required Insurance then required to be in effect in accordance with Section 7.03 (Insurance) and Schedule 7.03 (Insurance), each in full force and effect and endorsed with the form of the Secured Parties’ endorsement and applicable loss payee clause section in Schedule 7.03 (Insurance) and compliant with such other requirements regarding coverage, deductibles, exceptions and premiums as set out in Schedule 7.03 (Insurance); and

(ii)    a Broker’s Letter of Undertaking in respect of the Required Insurance; provided that the Broker’s Letter of Undertaking with respect to Marsh may be received by DOE no later than five (5) Business Days after the Execution Date.
(k)    Security Interests. Receipt by DOE of evidence that:
(i)    all Security Documents shall be in full force and effect immediately after the Execution Date and shall have been duly filed and registered or recorded in any jurisdiction and with any Governmental Authority in which such filing and registration or recording is necessary or advisable to make valid and effective the Liens intended to be created thereby and the rights of the Secured Parties thereunder (or arrangements reasonably satisfactory to DOE for such recording shall be in place);
(ii)    such Liens constitute (or, upon recordation in accordance with clause (i) above, will constitute) valid, enforceable, First Priority Liens over the Collateral in favor of the Secured Parties, subject only to Permitted Liens; and
(iii)    Receipt by DOE of evidence that all fees and duties in connection with such filing, registration or recording have been paid in full.
(l)    CFIUS.
(i)    No Borrower Entity is required under 31 C.F.R. § 800.401 to submit a CFIUS notice or declaration with respect to the Project.
(ii)    To extent that any Borrower Entity has submitted a CFIUS notice or declaration with respect to the Project, receipt by DOE of evidence that the Borrower has received written notification from CFIUS stating that: (A) CFIUS lacks jurisdiction over any transactions notified to it with respect to the Project; (B) CFIUS has concluded all action pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and has determined that there are no unresolved national security concerns with respect to the Project; or (C) following an investigation, CFIUS has sent a report to the President requesting the President’s decision and either (1) the President has announced a decision not to take any action to suspend or prohibit the Project; or (2) the President has not taken any action within fifteen (15) days from the date the President received the report from CFIUS.
(m)    Release of Existing Liens. Receipt by DOE of a certificate of a Responsible Officer of the Borrower that all Liens, if any, encumbering any Collateral (other than the Permitted Liens) have been released, and, as necessary or appropriate, such releases have been delivered to be recorded with the relevant Governmental Authorities.
(n)    Legal Opinions. Receipt by DOE and the other Secured Parties of executed copies of the following legal opinions in respect of each Borrower Entity, dated as of the Execution Date and addressed to the Secured Parties:
(i)    a legal opinion of Davis Polk & Wardwell LLP as New York counsel to the Borrower and the Facility Owner;
(ii)    a legal opinion of Richards, Layton & Finger, PA as Delaware Counsel to each of the Borrower and the Facility Owner;

(iii)    a legal opinion of FBT Gibbons LLP as Kentucky counsel to the Borrower Entities;
(iv)    a legal opinion of Stoll Keenon Ogden PLLC as Kentucky counsel to DOE;
(o)    Financial Statements. Receipt by DOE of the most recent publicly filed audited annual financial statements and unaudited quarterly financial statements of the Borrower; provided that any such financial statements required to be delivered by the Borrower shall be deemed to be delivered upon the filing with the SEC of the Borrower’s most recent Form 10-K and Form 10-Q.
(p)    [Reserved]
(q)    Representations and Warranties. Each of the representations and warranties made (or deemed made) by any Borrower Entity in any Financing Document are true and correct in all respects as of the Execution Date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty is true and correct as of such date or time).
(r)    Material Adverse Effect. [*] no event (including a change in law) shall have occurred that has or could reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect.
(s)    Certain Events. No Default, Event of Default, Event of Force Majeure or Event of Loss has occurred and is continuing.
(t)    SAM Registration. Receipt by DOE of evidence of the registration by the Borrower in SAM.
(u)    Lobbying Certification. Receipt by DOE of the Facility Owner’s completed “Disclosure Form to Report Lobbying” (Standard Form LLL).
(v)    Fees and Expenses. Receipt by DOE of (without duplication):
(i)    payment in full or reimbursement of all fees required to be paid on or prior to the Execution Date and all Secured Party Expenses and other fees or expenses (if any) then due and payable in accordance with Section 4.01 (Reimbursement and Other Payment Obligations); and
(ii)    (A) reimbursement of all fees and Secured Party Expenses of any Secured Party Advisors incurred in connection with the Project and invoiced no later than two (2) Business Days prior to the Execution Date; or (B) confirmation that such fees and Secured Party Expenses have been paid directly, in each case from funds other than the proceeds of the Loan.
(w)    Program Requirements. Receipt by DOE of a certificate of a Responsible Officer of the Borrower certifying that all Program Requirements required to have been satisfied as of the Execution Date have been satisfied.
(x)    Action Memoranda. Receipt by DOE of one or more action memoranda executed by the Secretary of Energy approving and authorizing:
(i)    the execution by DOE of the Financing Documents to which it is a party and the transactions contemplated thereby; and

(ii)    the apportionment of the Credit Subsidy Cost.
(y)    Credit Subsidy Cost. Receipt by DOE of evidence that:
(i)    OMB has reviewed and approved DOE’s calculation of the Credit Subsidy Cost;
(ii)    OMB has approved the Apportionment and Reapportionment Schedule (Standard Form 132) with respect to the Credit Subsidy Cost; and
(iii)    the apportionment of the Credit Subsidy Cost has occurred.
(z)    Inter-Agency Consultations and Approvals. DOE shall have engaged in all required consultations, obtained all required approvals, and satisfied all applicable legal requirements in connection with execution and performance by DOE of the Financing Documents.
Section 5.02.    Satisfaction of Conditions Precedent. Each of the Borrower and DOE hereby acknowledges and agrees that by its execution of this Agreement, DOE shall be deemed to have approved of or consented to, or to be satisfied with, each of the Execution Date Conditions Precedent that must be approved or consented to by or be satisfactory to DOE.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
To induce DOE to enter into this Agreement and to arrange for FFB to purchase the Note and offer extensions of credit thereunder, the Borrower makes each of the following representations and warranties to and in favor of DOE and FFB:
Section 6.01.    Organization and Existence.
(a)    Each Borrower Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)    The Facility Owner is duly qualified to do business in, and in good standing in, the Commonwealth of Kentucky and each Borrower Entity is duly qualified to do business in, and in good standing in, each other jurisdiction where the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect or a Project Material Adverse Effect.
(c)    The Borrower and the Facility Owner, as applicable, has all requisite power and authority to:
(i)    with respect to the Facility Owner, own or hold under lease and operate the property it purports to own or hold under lease;
(ii)    with respect to each Borrower Entity, carry on its business as now being conducted and as proposed to be conducted;
(iii)    with respect to the Borrower, incur Indebtedness under the Financing Documents secured by Liens over the Collateral in favor of the Secured Parties; and

(iv)    with respect to the Facility Owner, create Liens on all and any of the Collateral in favor of the Secured Parties.
(d)    Each Borrower Entity has all requisite power and authority to execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.
Section 6.02.    Authorization; No Conflict. Each Borrower Entity has duly authorized, executed and delivered the Transaction Documents to which it is a party, and none of: (a) its execution and delivery thereof; (b) its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or thereof; and (c) the assumption of the Note and Reimbursement Obligations hereunder, in each case, do or will: (i) contravene its Organizational Documents or any Applicable Law or Governmental Approval; (ii) contravene or result in any breach or constitute any default under any Governmental Judgment; (iii) contravene or result in any breach, constitute any default under, or result in or require the creation of any Lien upon any property of any Borrower Entity, in each case, under any Transaction Document or any other agreement or instrument to which any Borrower Entity is a party or by which it or any of their properties may be bound, except for any Permitted Liens; or (iv) require the consent or approval of any Person other than Permits, consents or approvals that have been obtained and are in full force and effect.
Section 6.03.    No Change. (a) Between the date of filing the Borrower’s most recent 10-K or 10-Q filed with the SEC and the Execution Date, there has been no development or event which has or could reasonably be expected to have or result in a Material Adverse Effect and (b) since the BOSK Loan Execution Date, except as otherwise disclosed in Schedule 5.01(r), no event (including any legal, arbitral or other dispute review proceeding or any change in law) has occurred and is continuing that has or could reasonably be expected to have or result in a Project Material Adverse Effect.
Section 6.04.    Capitalization. All of the Equity Interests of the Facility Owner and the Facility Owner Parent have been duly authorized, validly issued, are fully paid and non-assessable, and are directly owned by, with respect to the Facility Owner, the Facility Owner Parent, and with respect to the Facility Owner Parent, the Borrower, free and clear of all Liens. No options or rights for conversion into or acquisition, purchase or transfer of Equity Interests of the Facility Owner or the Facility Owner Parent or any agreements or arrangements for the issuance by the Facility Owner or the Facility Owner Parent of additional Equity Interests are outstanding. Neither the Facility Owner nor the Facility Owner Parent have outstanding: (a) any securities convertible into or exchangeable for its Equity Interests; or (b) any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, loan commitment or claims of any character relating to, its Equity Interests.
Section 6.05.    No Subsidiary Bankruptcy Events. (a) Neither the Facility Owner Parent nor the Facility Owner and its Subsidiaries has (i) commenced any case, proceeding or other action under any existing or future Applicable Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (ii) made a general assignment for the benefit of its creditors; or (b) no case, proceeding or other action of a nature referred to in clause (a) above has been commenced against such Person that (A) has resulted in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days.

Section 6.06.    Eligibility of Borrower; Project. The Borrower has satisfied each of the conditions contained in the Program Requirements (a) to be classified as an Eligible Applicant; and (b) required to classify the Project-related manufacturing facilities as Eligible Projects.
Section 6.07.    Transaction Documents. Each Transaction Document to which each Borrower Entity is (or will be when executed) a party is a legal, valid and binding obligation of such Borrower Entity, enforceable against such Borrower Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 6.08.    Approvals, Permits and Consents. No permit, consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person, Governmental Approvals and other consents and approvals of third parties necessary or required under Applicable Law or any contract (each, a “Permit”) is required in connection with (a) the grant of all Liens granted pursuant to the Security Documents; (b) perfection or maintenance of all Liens created under the Security Documents (including the First Priority nature thereof); (c) operation or maintenance of the Project in accordance with the Transaction Documents or (d) the Borrower and the Facility Owner’s ownership of the Project in accordance with the Transaction Documents, except, with respect to clauses (c) and (d) hereof, such Permits (i) the absence of which would not be expected to materially affect the Borrower’s or the Facility Owner’s ability to own, operate or maintain the Project or (ii) as will be obtained within 90 days following the Execution Date. The Borrower does not have any reason to believe that it or the Facility Owner will be unable to obtain any Permit applicable to it in relation to the Project in the Ordinary Course of Business free from conditions or requirements and at such time or times as may be necessary to avoid any material delay in, or material impairment to the transactions contemplated by, the Transaction Documents. Each of the Borrower and the Facility Owner is in compliance in all material respects with all Permits that have been obtained by, or are otherwise applicable to it in relation to the Project.
Section 6.09.    Litigation. Except as set forth in the Borrower’s most recent 10-K or 10-Q filed with the SEC or as otherwise disclosed in Schedule 6.09 (Litigation), there are no Adverse Proceedings pending or, to the Borrower’s Knowledge, threatened in writing that relates to:
(a)    the legality, validity or enforceability of any Financing Document; or
(b)    in any material respect, the Project or any transaction contemplated by any Financing Document; or
(c)    any Borrower Entity that (excluding any Adverse Proceeding contemplated under clause (a) above) either individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect.
Section 6.10.    Security Interests; Liens.
(a)    Pursuant to the Mortgages, the Collateral Agent has a legal, valid, enforceable and perfected First Priority Lien in the Collateral subject only to Permitted Liens.
(b)    Such security interest in the Collateral is superior and prior to the Liens of all third Persons now existing or hereafter arising, other than Permitted Liens.
(c)    All Security Documents and instruments necessary or desirable to establish and perfect the Collateral Agent’s Lien in and to the Collateral (for the benefit of the Secured Parties) to the extent contemplated by the Security Documents, including each Mortgage, have been recorded or filed for record in such manner and in such places as are necessary to establish and perfect the Collateral Agent’s Lien in and to the Collateral (for the benefit of the Secured Parties) to the extent contemplated by the Security Documents (or arrangements for such recordation and filing reasonably satisfactory to DOE and the Collateral Agent have been made).
(d)    All Taxes (including stamp taxes) and filing fees and Secured Party Expenses that are due and payable in connection with the execution, delivery or recordation of each Mortgage or any other recordable Security Document, or the mortgaging of the mortgaged property under each Mortgage, have been paid.
(e)    Except for Permitted Liens, no Borrower Entity nor any other owner of any of the Collateral has created or is under any obligation to create or has entered into any transaction or agreement that would result in the imposition of, any Lien upon any of the Collateral.
Section 6.11.    Taxes.
(a)    Each Borrower Entity has filed all income and other material tax returns required by Applicable Laws to be filed by it and has paid (i) all income Taxes that have become due pursuant to such tax returns, and (ii) all other material Taxes and assessments payable by it that have become due (in each case, other than those Taxes that it is contesting in accordance with the Permitted Contest Conditions).
(b)    Assuming that each Secured Party, to the extent applicable, provides a properly completed IRS Form W-9 to establish its status as a United States Person and to certify that such Secured Party is exempt from U.S. federal backup withholding tax (or, in the case of any Secured Party that is not a United States Person, a properly completed applicable Form W-8 or other certificate, form or documentation establishing an exemption from U.S. federal withholding Taxes), no withholding Taxes are payable by any Borrower Entity to any Governmental Authority in connection with any amounts payable by any Borrower Entity under or in respect of the Financing Documents.
(c)    The Borrower acknowledges and agrees that none of: (i) DOE’s execution and delivery of this Agreement, delivery of the Principal Instruments or approval of Advance Requests pursuant to this Agreement; (ii) FFB’s purchase of the Note or making of any Advance thereunder; and (iii) any determination by DOE as to whether Project Costs (as defined in the BOSK Loan Agreement) are Eligible Costs (as defined in the BOSK Loan Agreement) shall prejudice or otherwise have any binding effect with regard to any determination by the Internal Revenue Service, the U.S. Department of Treasury or any court of law as to the tax basis of the Project or any part thereof under the Internal Revenue Code.
(d)    Each Facility is designed to produce one or more kinds of “eligible components” within the meaning of Section 45X(c)(1) of the Code and Prop. Treas. Reg. 1.45X-3. The Facility Owner (i) will “produce” such eligible components within the meaning of Section 45X(a) of the Code and Prop. Treas. Reg. 1.45X-1(c), (ii) is an “eligible taxpayer” within the meaning of Prop. Treas. Reg. 1.45X-1(c)(3), and (iii) will sell such eligible components to an unrelated person within the meaning of Section 45X(a) of the Code and Prop. Treas. Reg. 1.45X-2, in each case in the ordinary course of the Facility Owner’s trade or business.
Section 6.12.    Financial Statements. The consolidated financial statements of the Borrower included in its Annual Report on Form 10-K for the twelve-month period ended December 31, 2025 and in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2026, each as amended on or before the Execution Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Borrower as of, and for, (b) the twelve-month period ended on December 31, 2025 and (c) the three -month period ended March 31, 2026, respectively; provided that the foregoing representation shall not be deemed to have been materially incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) are not materially adverse to the rights and interests of the Secured Parties under the Financing Documents (taking into account the creditworthiness of the Borrower and its Subsidiaries, taken as a whole, at such time).
Section 6.13.    Investment Earnings. No investment earnings have been received or accrued on any funds that were funded, in whole or in part, by proceeds of the Advance to the extent investment earnings exceeded interest accrued on the Advance.
Section 6.14.    Property.
(a)    Title to Collateral.
(i)    Schedule 6.14 (Facility Sites) identifies the Facility Owner’s Real Property interests in the Project and each Facility Site.
(ii)    The Facility Owner has valid leasehold interest in and to each Facility Site free and clear of any Lien of any kind, except for Permitted Liens, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Facility Owner of any Lien on any property, other than the Security Documents.
(iii)    All easements, rights of way, zoning compliance, leasehold and other property interests and utility and other services, means of transportation, facilities, other materials and rights that can reasonably be expected to be necessary for the operation of each Facility in accordance with Applicable Laws and the Transaction Documents (A) have been procured or are commercially available to each Facility at its Facility Site or, to the extent appropriate, arrangements have been made for such easements, rights of way, zoning compliance, interests, services, means of transportation, facilities, materials and rights and (B) are not subject to any legal or other challenge.
(b)    Leases. The assigned IRB Lease Agreement is valid and subsisting, the Facility Owner is not in default under the assigned IRB Lease Agreement, the Facility Owner enjoys peaceful and undisturbed possession of the Real Property subject to the assigned IRB Lease Agreement, and the Facility Owner has the right to continue to enjoy such possession during the time when such Real Property is necessary for the Project.
(c)    Facility Sites. Each Facility Site is sufficient and appropriate in all material respects for the ownership, operation, maintenance and use of the relevant Facility as contemplated by the Transaction Documents.

(d)    Utilities. The Facility Owner:
(i)    has in place (or will have in place) all power, water, wastewater, transportation, communications and other utilities and infrastructure necessary for operation of each Facility in accordance with the relevant Transaction Documents and has obtained and maintained all Permits required for all of the foregoing utilities and infrastructure; and
(ii)    has secured (or will secure) for each utility the capacity necessary to sustain operations for each Facility, including facilities that are adjacent or co-located operated by the Facility Owner to the extent that those facilities are required for the operation of the Project or are sharing resources with the Project.
Section 6.15.    No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which any Borrower Entity is a party will not violate any Requirements of Law as to such Borrower Entity and any of its property or any contractual obligation of such Borrower Entity, except to the extent all such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect.
Section 6.16.    Intellectual Property. As of the Execution Date, (a) the Facility Owner owns, or has a valid and enforceable license or right to use, all Project IP and all other technology necessary to operate, use and maintain the Project, except where the failure to own or be licensed could not reasonably be expected to have a Project Material Adverse Effect and (b) the Borrower and each Initial Subsidiary Guarantor own, or are licensed to use, all Borrower Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed could not reasonably be expected to have a Material Adverse Effect.
Section 6.17.    Certain Events.
(a)    No Default, Event of Default, Event of Force Majeure or Event of Loss has occurred and is continuing.
(b)    Neither the Borrower nor any Significant Guarantor is in default under any of its material Contractual Obligations, except where such default could not reasonably be expected to have a Material Adverse Effect.
Section 6.18.    No Amendments to Transaction Documents. None of the Transaction Documents to which any Borrower Entity is a party has been amended, modified or terminated, except in accordance with or as permitted by this Agreement or as disclosed to DOE and consented to in writing by DOE.
Section 6.19.    [Reserved].
Section 6.20.    Compliance with Laws. Each of the Borrower (in respect of the Project) and the other Borrower Entities is in compliance with, and has conducted and is conducting its business in compliance with (a) all Program Requirements with respect to the Project; (b) in all material respects, all other Applicable Law (including Environmental Laws); and (c) its Organizational Documents.
Section 6.21.    Investment Company Act. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 6.22.    Margin Stock. No part of the proceeds of the Advance, and no other extensions of credit under the Funding Agreements, will be used, directly or indirectly, to purchase or carry any margin stock within the meaning of Regulation T, U or X of the Board, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board.
Section 6.23.    Anti-Corruption Laws.
(a)    Each Borrower Entity, and its respective directors, officers and, to the Borrower’s Knowledge, employees and agents are, and for the last five (5) years have been, in compliance with all applicable Anti-Corruption Laws, in the case of each director, officer, employee or agent, solely in his or her capacity as a director, officer, employee or agent respectively.
(b)    There are no Adverse Proceedings pending or, to the Borrower’s Knowledge, threatened against or affecting any Borrower Entity or their respective directors, officers, employees or agents regarding any actual or alleged non-compliance with any applicable Anti-Corruption Laws, in the case of each director, officer, employee or agent, solely in his or her capacity as a director, officer, employee or agent respectively.
(c)    No Borrower Entity, its respective directors, officers or, to the Borrower’s Knowledge, employees or agents (in each case, solely in his or her capacity as a director, officer, employee or agent), has, in the last five (5) years, made, offered or promised to make, provided or paid any unlawful contributions, entertainment or anything of value to any local or foreign official, foreign political party or party official, any candidate for foreign political office or any other Person:
(i)    in order to influence any act or decision of any foreign official, foreign political party, party official or candidate for foreign political office in his or her official capacity, including a decision to fail to perform his or her official functions;
(ii)    to secure an unlawful or improper advantage; or
(iii)    with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any Borrower Entity or any of its Affiliates or to any other Person, in violation of any applicable Anti-Corruption Laws.
Section 6.24.    Environmental Laws.
(a)    All Permits for the Project relating to: (i) air emissions; (ii) discharges to land, surface water or ground water; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or Hazardous Substances or wastes; or (vi) otherwise required under applicable Environmental Law have been obtained or will be obtained when required.
(b)    The Facility Owner and each Facility, and operations thereon, are in compliance in all material respects with all applicable Environmental Laws, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect or a Project Material Adverse Effect.
(c)    The Borrower has not received, and the Borrower does not have Knowledge of any facts, circumstances, conditions, actions, activities, or events that have resulted or could reasonably be expected to result in any Environmental Claim against or affecting the Project or a Facility Site, that is, or could reasonably be expected to result in a Material Adverse Effect or a Project Material Adverse Effect.

(d)    [*] there is not and has not been any condition, circumstance, action, activity or event with respect to the Project or any Facility Site that could reasonably form the basis of any violation of any Environmental Law or that could reasonably be expected to have a Material Adverse Effect or a Project Material Adverse Effect.
(e)    The Borrower is in compliance in all material respects with all applicable Environmental Laws, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.
Section 6.25.    Employment and Labor Contracts.
(a)    As of the Execution Date, with respect to the Project, the Facility Owner is not or has not been within the past two (2) years: (A) a party to or bound by any collective bargaining or similar agreement with any union, labor organization or other bargaining agent; or (B) subject to any labor disputes, strikes or work stoppages, requests for arbitration, grievance proceedings or union negotiations or organizational efforts.
(b)    There are no strikes, slowdowns or work stoppages ongoing or threatened in writing by the employees of the Facility Owner that have caused or could reasonably be expected to cause a Material Adverse Effect or a Project Material Adverse Effect.
Section 6.26.    ERISA. Each Plan, the Borrower and its Subsidiaries are in compliance with all material provisions of ERISA and all material applicable provisions of the Code, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.27.    Sanctions and Anti-Money Laundering Laws.
(a)    No Borrower Entity nor any of their respective directors, officers or to the Borrower’s Knowledge, employees or agents is a Prohibited Person, and each Borrower Entity and their respective directors, officers, and, to the Borrower’s Knowledge, employees and agents (acting solely in their capacity as such) are, and for the last five (5) years have been, in compliance with all Sanctions.
(b)    None of the Collateral is owned, traded or used, directly or, to the Borrower’s Knowledge, indirectly, by a Prohibited Person or is located or organized in a Prohibited Jurisdiction.
(c)    The Borrower Entities, their respective directors, officers, and, to the Borrower’s Knowledge, employees and agents (acting solely in their capacity as such) are, and for the last five (5) years have been, in compliance with all applicable Anti-Money Laundering Laws.
(d)    There are no Adverse Proceedings pending or, to the Borrower’s Knowledge, threatened, against or affecting the Borrower or its directors, officers, employees or agents regarding any actual or alleged non-compliance with any Sanctions or Anti-Money Laundering Laws.
(e)    The Borrower has implemented and maintained or is subject to policies and procedures reasonably designed to promote compliance with all applicable International Compliance Directives and Anti-Money Laundering Laws.
Section 6.28.    Cargo Preference Act. The Borrower is in compliance with the Cargo Preference Act of 1954, as amended, and all related implementing regulations with respect to all CPA Goods, or has entered into an agreement with the United States Maritime Administration with respect to such compliance.

Section 6.29.    Lobbying Restriction. The Borrower is in compliance with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of the Advance be expended by the Borrower or any of its Controlled Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of the Loan or any other action described in 31 U.S.C. § 1352(a)(2).
Section 6.30.    Federal Funding. No application has been delivered by any Borrower Entity to, and no application is pending review or approval by, any Governmental Authority for allocation of Federal Funding to the Project other than the Loan.
Section 6.31.    No Federal Debt Delinquency. No Borrower Entity has:
(a)    any judgment Lien against any of its Property for a debt owed to the United States or any other creditor, and
(b)    any Indebtedness (other than a debt under the Code) owed to the United States or any Governmental Authority thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. 285.13(d), including any Tax liabilities (other than those Tax liabilities contested in accordance with the Permitted Contest Conditions), except to the extent such delinquency has been resolved with the appropriate Governmental Authority in accordance with Applicable Law.
Section 6.32.    No Tax-Exempt Indebtedness. Neither the Loan nor the Reimbursement Obligations finance, either directly or indirectly, tax-exempt debt obligations, consistent with the requirements of Section 149(b) of the Code.
Section 6.33.    Use of Proceeds. BOSK used the proceeds of the Advance in accordance with Section 2.04 of the BOSK Loan Agreement and the other terms and conditions of all applicable Financing Documents (as defined in the BOSK Loan Agreement).
Section 6.34.    No Immunity. No Borrower Entity nor any of its assets is entitled to immunity in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Transaction Document.
Section 6.35.    No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the performance of any actions required hereunder or thereunder is being undertaken by any Borrower Entity with or as a result of any actual intent by the such Borrower Entity to hinder, delay or defraud any entity to which such Borrower Entity is now or will hereafter become indebted.
Section 6.36.    Disclosure.
(a)    The statements and information contained in the Financing Documents, taken together with all documents, reports or other written information pertaining to the Project that have been furnished by or on behalf of the Borrower to DOE or any Secured Party Advisor from time to time, are, taken as a whole, true and correct in all material respects and, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time they were made.
(b)    There is no fact that has not been disclosed to DOE in writing that could reasonably be expected to be material to DOE’s decision to enter into this Agreement or the transactions contemplated hereby or authorize any Advance or that could otherwise reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect.

(c)    There are no documents or agreements that have not been furnished or disclosed to DOE in writing that are material in the context of the Transaction Documents that have the effect of varying any of the Transaction Documents or that otherwise could reasonably be expected to materially and adversely alter or affect the Project.
Section 6.37.    Insurance. From and after the Execution Date, all Required Insurance is in full force and effect.
Section 6.38.    Information Technology; Cyber Security.
(a)    The information technology (including data communications systems, equipment and devices) used in the business of the Facility Owner (“IT Systems”) operates and performs in all material respects as required to permit the Facility Owner to operate and maintain the Project.
(b)    The Facility Owner has implemented and maintains (or will by start of production and commencement of actual sales) in connection with the Project, commercially reasonable privacy, information security, cyber security, disaster recovery, business continuity, data backup and incident response plans, policies and procedures consistent with industry standards (including reasonable and appropriate administrative, technical and physical safeguards) designed to protect: (i) Sensitive Information from any unauthorized, accidental, or unlawful Processing or loss; (ii) each IT System from any unauthorized or unlawful access, acquisition, use, control, disruption, destruction, or modification; and (iii) the integrity, security and availability of the Sensitive Information and IT Systems.
(c)    No Borrower Entity, nor to the Borrower’s Knowledge, any Person that Processes Sensitive Information on behalf of any Borrower Entity, has suffered any material data breaches or other material incidents that have resulted in (i) any unauthorized Processing of any Sensitive Information; or (ii) any unauthorized access to or acquisition, use, control or disruption of or any corruption of any of the IT Systems.
(d)    Each Borrower Entity is in material compliance with: (i) all applicable Data Protection Laws; and (ii) its respective contractual obligations, and all binding privacy notices and policies, related to the Processing of Sensitive Information.
(e)    In the past five (5) years, the Facility Owner has not received: (i) any written claims related to any unauthorized Processing (including any ransomware incident), or any loss, theft, corruption, or other misuse of any Personal Information Processed by the Facility Owner; or (ii) any written notice (including by any Governmental Authority) of any claims, investigations, or alleged violations relating to any Personal Information Processed by the Facility Owner.
Section 6.39.    CFIUS.
(a)    No Borrower Entity is required under 31 C.F.R. § 800.401 to submit a CFIUS notice or declaration with respect to the Project.
(b)    To the extent that any Borrower Entity has submitted a CFIUS notice or declaration with respect to the Project, the applicable Borrower Entity has received written notification from CFIUS stating that: (A) CFIUS lacks jurisdiction over any transactions notified to it with respect to the Project; (B) CFIUS has concluded all action pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and has determined that there are no unresolved national security concerns with respect to the Project; or (C) following an investigation, CFIUS has sent a report to the President requesting the President’s decision and either (1) the President has announced a decision not to take any action to suspend or prohibit the Project; or (2) the President has not taken any action within fifteen (15) days from the date the President received the report from CFIUS.
ARTICLE VII
AFFIRMATIVE COVENANTS
The Borrower hereby agrees that until the Release Date:
Section 7.01.    Maintenance of Existence; Property; Etc.
(a)    The Borrower shall, and shall cause each other Borrower Entity to, preserve and maintain: (i) its legal existence; and (ii) all of its licenses, rights, privileges and franchises material to the conduct of its business and the Project.
(b)    The Borrower shall, and shall cause each other Borrower Entity to, keep (or cause to be kept) all its Properties and IT Systems in good working order and condition to the extent necessary to ensure that its business can be conducted properly, continuously and in compliance with: (i) all Program Requirements with respect to the Project; (ii) all other Applicable Laws in all material respects; and (iii) their respective Organizational Documents.
(c)    Except as otherwise permitted hereunder, the Borrower shall, and shall cause the Facility Owner to, preserve and maintain good and marketable title to or leasehold interest in or rights to the Collateral (including Kentucky Facility 2) and such rights to use each Facility Site as are necessary to construct, operate and maintain the Project and each Facility in accordance with the requirements of the Transaction Documents, and shall, at its own expense, take all actions to ensure that, with respect to each Facility Site, it has sufficient rights to such Facility Site as are necessary for the operation of the relevant Facility or Facilities as contemplated by the Transaction Documents.
(d)    The Borrower will continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its corporate existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect.
Section 7.02.    Intellectual Property.
(a)    Acquisition and Maintenance of Project IP. The Borrower shall at all times acquire or cause to be acquired and, cause the Facility Owner to, maintain ownership of, or obtain and maintain rights (including under the Project IP Agreements) to use, all Intellectual Property that is used in or necessary to own, operate and maintain the Project; it being understood and agreed that the foregoing covenant to maintain ownership of such Intellectual Property is not intended to limit Borrower’s ability to assign or otherwise transfer any right, title or interest in any Project IP as otherwise permitted by this Agreement.
(b)    Protection of Project IP. The Borrower shall, and cause the Facility Owner to, take all commercially reasonable steps to: (i) protect, enforce, preserve and maintain its rights, title or interests in and to the Project IP, including: (A) preserving its rights and licenses under the Project IP Agreements; and (B) maintaining and pursuing any application, registration or issuance for Project IP owned by such Person, which the Borrower in its reasonable business judgment, believes should be maintained and pursued; (ii) protect the secrecy and confidentiality of all confidential information and

Trade Secrets included in the Project IP, or with respect to which such Person has any confidentiality obligation, including by requiring all current and former employees, consultants, licensees, vendors, customers and contractors to execute appropriate confidentiality agreements; and (iii) comply in all material respects with the terms and conditions of the Project IP Agreements and any other agreement granting a license to material Intellectual Property used in the Project. If: (A) any Project IP owned by, or licensed under any Project IP Agreement to, the Borrower and/or the Facility Owner becomes, as applicable: (1) abandoned, lapsed, dedicated to the public or placed in the public domain; (2) invalid or unenforceable; or (3) subject to any adverse action or proceeding before any intellectual property office or registrar; and (B) the foregoing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or Project Material Adverse Effect, then, after the Borrower and/or the Facility Owner obtains Knowledge thereof, the Borrower shall notify DOE thereof promptly in accordance with Section 8.03(d) (Notices).
(c)    Protection Against Infringement. In the event that the Borrower and/or the Facility Owner has Knowledge of any breach or violation of any of the terms or conditions of any Project IP Agreement or that any material Project IP owned by such Person is infringed, misappropriated or otherwise violated by any Person, the Borrower shall: (i) take actions or inactions that are, in the Borrower’s reasonable judgment, appropriate under the circumstances (taking into account Applicable Law with respect to such infringement, misappropriation or other violation), and protect its rights in such Project IP; and (ii) after the Borrower and/or the Facility Owner obtains Knowledge of such infringement, misappropriation or other violation, notify DOE in accordance with Section 8.03(d) (Notices).
(d)    Notice of Borrower’s Alleged Infringement. In the event that the Borrower and/or the Facility Owner has Knowledge of any material Adverse Proceeding in which it is alleged that the Borrower and/or the Facility Owner, their respective businesses, or the development, design, engineering, procurement, construction, starting up, commissioning, ownership, operation, use or maintenance of the Project, is infringing, misappropriating or otherwise violating any Intellectual Property of any Person that is used in the Project, the Borrower shall: (i) take or omit such actions that are, in the Borrower’s reasonable business judgment, appropriate under the circumstances to avoid or avert a Material Adverse Effect or Project Material Adverse Effect; and (ii) after the Borrower and/or the Facility Owner obtains Knowledge thereof, report such notice or communication relating thereto to DOE in accordance with Section 8.03(d) (Notices).
Section 7.03.    Insurance.
(a)    The Borrower shall, and shall cause the Facility Owner to, obtain, maintain and comply with (or cause to be obtained, maintained and complied with) the Required Insurance at all times and in all respects, and shall keep the Project insured as required by and in accordance with the requirements of Schedule 7.03 (Insurance).
(b)    The Borrower shall, and shall cause each Significant Guarantor to, maintain, as appropriate, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable in light of the size and nature of its business.

Section 7.04.    Event of Loss.
(a)    If any Event of Loss with a cost to restore (as reasonably estimated by the Borrower) of more than One Hundred Fifty Million Dollars ($150,000,000) shall occur with respect to the Project or any part thereof, the Borrower shall promptly and in any event within five (5) Business Days thereof deliver notice thereof to DOE and, to the extent such Event of Loss is with respect to Collateral:
(i)    use commercially reasonable efforts to diligently pursue rights to compensation against all relevant insurers, reinsurers and Governmental Authorities, as applicable, in respect of such Event of Loss;
(ii)    compromise or settle any claim with respect to any Event of Loss with respect to the Collateral involving an amount in excess of One Hundred Fifty Million Dollars ($150,000,000) (such Event of Loss, a “Threshold Event of Loss”) per claim only upon prior written consent of DOE; and
(iii)    pay or apply the Net Amount of all Loss Proceeds stemming from such Event of Loss in accordance with this Section 7.04 (Event of Loss) including, if and to the extent required in this Section 7.04 (Event of Loss), for prepayments in accordance with Section 3.05(c)(i)(A) (Mandatory Prepayments).
(b)    Upon the occurrence of any Threshold Event of Loss relating to Collateral, any Loss Proceeds arising therefrom shall be deposited into, or credited to the Loss Proceeds Account. The Borrower shall, and shall cause the Facility Owner to, in advance, direct the relevant insurers, reinsurers and Governmental Authorities, as applicable, to pay such Loss Proceeds directly to the Collateral Agent as loss payee for deposit to the Loss Proceeds Account (and subject to the use of such proceeds by the Borrower or the Facility Owner, as applicable, in accordance with this Section 7.04 (Event of Loss)). If such Loss Proceeds are paid directly to the Borrower, or the Facility Owner, as applicable, such Loss Proceeds shall be received in trust, for the benefit of the Collateral Agent, shall be segregated from other funds of the Borrower or the Facility Owner, as applicable, and shall be forthwith paid over to the Collateral Agent in the same form as received (with any necessary endorsement) for deposit to the Loss Proceeds Account.
(c)    Upon the occurrence of any Event of Loss with respect to the Collateral, the Borrower shall use its commercially reasonable efforts to, promptly following approval of a remediation plan by DOE as set forth in clause (ii) of the proviso below, repair or remediate such loss and cause any Loss Proceeds associated with such Event of Loss to be applied to the payment of the costs of repair or restoration of the portion of the Collateral lost or damaged if and to the extent required in clause (d) or (e) of this Section 7.04 (Event of Loss); provided, that, in each case, DOE shall have: (i) received from the Borrower a summary of the relevant Event of Loss, the basis for the Borrower’s decision to repair or remediate and a remediation plan; and (ii) in the case of a Threshold Event of Loss, approved such remediation plan (such approval not to be unreasonably withheld).
(d)    With respect to the Net Amount of any Loss Proceeds from a Threshold Event of Loss, the Borrower shall undertake the relevant repairs and restoration if, and only if, DOE reasonably determines, after consultation with the Independent Engineer, that repair or replacement of the relevant portion of the Collateral is technically and economically feasible.
(e)    In respect of any Event of Loss that is a Threshold Event of Loss for which repair can be completed in accordance with clause (d) above, the Borrower shall, on the tenth (10th) Business Day of each month until such restoration and repair has been completed and the contractors performing such restoration or repair work have been paid in full, deliver to the Collateral Agent and DOE the following:

(i)    a summary of the work performed in connection with any such restoration or repair during the preceding month and the itemized expenses that are then due and payable, together with copies of all invoices, conditional (upon payment only) lien waivers from the contractors performing such restoration or repair work and other information and documents reasonably requested by DOE with respect to such restoration or repair work; and
(ii)    proposed Funds Withdrawal/Transfer Certificate directing the Collateral Agent to disburse to the contractors performing such restoration or repair work amounts constituting Loss Proceeds on deposit in the Loss Proceeds Account in the respective amounts then due and payable to such contractors.
(f)    Upon the completion of any such restoration and repair work, or if restoration and repair work is not undertaken pursuant to this Section 7.04 (Event of Loss), and to the extent that the Borrower has not reinvested such amounts in the Project or delivered a Prepayment Election Notice in accordance with Section 3.05(c) (Mandatory Prepayments), DOE shall be entitled to instruct the Collateral Agent to apply any amounts constituting Loss Proceeds on deposit in the Loss Proceeds Account to the prepayment of the Advance on the second (2nd) Business Day following receipt of such instructions, in accordance with Section 3.05(c) (Mandatory Prepayments).
Section 7.05.    Further Assurances; Creation and Perfection of Security Interests.
(a)    The Borrower shall, and shall cause each other Borrower Entity to, at their own expense, execute and deliver, from time to time such other documents that DOE and the Collateral Agent may reasonably request in connection with the rights and remedies of DOE and the Collateral Agent granted or provided for by the Transaction Documents and to consummate the transactions contemplated therein.
(b)    The Borrower shall, and shall cause each other Borrower Entity to, at their own expense, take all actions that have been or shall be reasonably requested by DOE or the Collateral Agent to establish, maintain, protect, perfect and continue the perfection of the First Priority (subject to Permitted Liens) security interests of the Secured Parties created by the Security Documents in the Collateral and shall furnish such instruments, in execution form, and such other information as may be required or reasonably requested by DOE to enable any appropriate Secured Party to effect any such action.
Section 7.06.    Taxes, Duties, Expenses and Liabilities.
(a)    The Borrower shall pay or cause to be paid on or before the date payment is due: (i) all Taxes (including stamp taxes), Secured Party Expenses, or other fees payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of the Transaction Documents (other than those Taxes that it is contesting in accordance with the Permitted Contest Conditions and Taxes imposed with respect to an assignment by FFB); provided, that, the Borrower shall promptly pay or cause to be paid any valid, final judgment rendered upon the conclusion of any relevant Adverse Proceeding enforcing any Tax and cause it to be satisfied of record; and (ii) all claims, levies or liabilities (including claims for labor, services, materials and supplies) for sums that have become due and payable and that have or, if unpaid, could reasonably be expected to become a Lien (other than a Permitted Lien) upon the property of the Facility Owner (or any part thereof).
(b)    The Borrower shall file all tax returns required by Applicable Laws to be filed by it and shall pay or cause to be paid on or before the date payment is due (i) all income Taxes required to be paid by it; and (ii) all other material Taxes and assessments required to be paid by it (other than those Taxes that it contests in accordance with the Permitted Contest Conditions).

Section 7.07.    Performance of Obligations. The Borrower shall, and shall cause each other Borrower Entity to:
(a)    perform and observe all of its covenants and obligations contained in any Financing Document, State Grant Document or Real Property Document (except with respect to any Real Property Document or State Grant Document to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect);
(b)    take all reasonable and necessary action to prevent the termination, suspension or cancellation of any Financing Document, State Grant Document or Real Property Document, except for the expiration of any Financing Document or Real Property Document in accordance with its terms and not as a result of a breach or default thereunder by the Borrower; and
(c)    use commercially reasonable efforts to enforce against the relevant counterparty in accordance with its terms the material covenants or obligations under each Real Property Document (except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect).
Section 7.08.    Books, Records and Inspections.
(a)    The Borrower shall, and shall cause each other Borrower Entity, as applicable, to:
(i)    keep proper records and books of account in which full, true and correct entries in accordance with the Designated Standard and all Applicable Laws are made in respect of all dealing and transactions relating to the Project;
(ii)    maintain adequate internal controls, reporting systems, IT Systems and cost control systems that are designed to ensure that the Borrower and the Facility Owner satisfy their respective obligations under the Financing Documents and:
(A)    for overseeing the financial operations of the Facility Owner, including its cash management, accounting and financial reporting;
(B)    for maintaining such records as are necessary to facilitate an effective and accurate audit and performance evaluation of the Project as required by the Program Requirements;
(C)    with respect to the Facility Owner, for compliance with securities, corporate and other Applicable Law regarding adoption of a code of ethics and auditor independence; and
(iii)    record, store, maintain, and operate its records, systems, controls, data and information using means (including any electronic, mechanical or photographic process, whether computerized or not) that are under its exclusive ownership and direct control (including all means of access thereto and therefrom).
(b)    The Borrower shall, and shall cause the Facility Owner, to the extent required and as applicable, with respect to the Project:
(i)    consult and cooperate with Secured Parties and the Secured Party Advisors regarding the Project upon DOE’s reasonable request;

(ii)    permit officers and designated representatives of Secured Parties, any agent of any of the foregoing, and the Secured Party Advisors to visit and inspect the Project upon reasonable notice and at reasonable times during normal business hours (except during an Event of Default);
(iii)    provide to officers and designated representatives of Secured Parties, any agent of any of the foregoing, the Comptroller General and the Secured Party Advisors: (A) access to any pertinent books, documents, papers and records of the Borrower or the Facility Owner, as applicable, for the purpose of audit, examination, inspection and monitoring upon reasonable notice and at reasonable times during normal business hours, to examine and discuss the affairs, finances and accounts of the Project with the representatives of the Borrower and/or the Facility Owner, as applicable; and (B) such access rights as required by the Program Requirements, including access to each Facility Site and ancillary facilities (and allowing the officers and designated representatives of the Secured Parties and the Comptroller General to discuss the Borrower’s and its subsidiaries’ affairs, finances and accounts with the Borrower’s officers) for the purpose of monitoring the performance of the Project;
(iv)    upon DOE’s reasonable request, afford proper facilities for such inspections at the Project, and make copies (at the Borrower’s expense) of any records that are subject to such inspection; and
(v)    subject to the Borrower’s protection of confidential information and Trade Secrets described in Section 7.02(b) (Protection of Project IP), make available to DOE all information related to the Project, including all patents, technology and proprietary rights owned or controlled by, or licensed to, the Borrower and utilized in the operation or maintenance of the Project, as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with Environmental Law, adequacy of health and safety conditions and all other matters with respect to the Project, provided Facility Site visits shall be subject to clause (b)(ii) above.
(c)    The Borrower shall, or shall cause the Facility Owner to, retain all records relating to expenditures incurred with respect to the Facilities, which expenditures were paid with the proceeds of the Advance, until January 15, 2030.
(d)    Notwithstanding anything in this Section 7.08 (Books, Records and Inspections) to the contrary, no Borrower Entity will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter in respect of which disclosure to any of the officers or designated representatives of Secured Parties, any agent of any of the foregoing, the Comptroller General or the Secured Party Advisors would violate Applicable Law.
Section 7.09.    Compliance with Applicable Law. The Borrower shall, and shall cause each other Borrower Entity to:
(a)    comply with, and conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Applicable Laws (other than as otherwise required in clause (b) below (Compliance with Applicable Law) and Section 7.10 (Compliance with Program Requirements)) in all material respects;
(b)    comply with all applicable requirements of all Anti-Money Laundering Laws, and maintain policies and procedures to comply with Anti-Money Laundering Laws and operating and credit policies and procedures to ensure, inter alia, proper credit, risk and conflicts of interest management;

(c)    obtain on a timely basis and thereafter maintain, or cause to be maintained, in good legal standing and validity, all Permits necessary to ensure normal operations of the Project, except to the extent such failure to obtain or maintain any such Permits could not reasonably result in a Material Adverse Effect or Project Material Adverse Effect; and
(d)    ensure that the Project is operated in compliance in all material respects with all applicable Environmental Laws and in a manner that would not pose a hazard to public health or safety or to the environment.
Section 7.10.    Compliance with Program Requirements. The Borrower shall, and shall cause the Facility Owner to, comply with all Program Requirements in connection with the Project.
Section 7.11.    Loss Proceeds Account.
(a)    On or prior to the date that is ninety (90) days following the Execution Date, the Borrower shall establish the Loss Proceeds Account, and shall thereafter maintain, or cause the Facility Owner to maintain, in accordance with the Accounts Agreement, in full force and effect the Loss Proceeds Account and amounts on deposit therein in accordance with the terms of the Accounts Agreement and relevant Financing Documents; provided that, notwithstanding anything contained herein or in the Accounts Agreement to the contrary, such account and the amounts on deposit therein shall only secure Secured Obligations in an amount equal to the amount of Loss Proceeds then on deposit in the Loss Proceeds Account.
(b)    The Borrower shall instruct, or cause the Facility Owner to instruct, each Person required to remit cash to or for the account of the Borrower in the Loss Proceeds Account in accordance with Section 7.04 (Event of Loss) to deposit such cash in accordance with, and to the extent required by, the terms of the Accounts Agreement.
(c)    The Borrower shall deposit, and cause the Facility Owner to deposit, in the Loss Proceeds Account any amounts received by it or received by third parties on its behalf in connection with any Event of Loss in accordance with Section 7.04 (Event of Loss) and the terms of the Accounts Agreement.
Section 7.12.    Know Your Customer Information. The Borrower shall provide to DOE within thirty (30) days of any request, therefor any information reasonably requested by DOE under or in connection with International Compliance Directives and Anti-Money Laundering Laws.
Section 7.13.    Lobbying Restriction. The Borrower shall comply with all requirements of 31 U.S.C. § 1352, as amended, including the requirement that no proceeds of the Advance be expended by the Borrower or any of its Affiliates to pay any Person for influencing or attempting to influence an officer or employee of any federal agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress, or an employee of a member of Congress in connection with the making of the Loan or any other action described in 31 U.S.C. § 1352(a)(2).
Section 7.14.    Cargo Preference Act. The Borrower shall:
(a)    comply with the Cargo Preference Act of 1954, as amended, and all related implementing regulations with respect to the Project, unless it has entered into an agreement with the United States Maritime Administration with respect to such compliance, in which case it shall comply with such agreement; and

(b)    furnish upon written request by DOE, copies of all material information submitted by the Borrower to the United States Maritime Administration (including information related to the Borrower’s compliance with the Cargo Preference Act of 1954, as amended, and all related implementing regulations with respect to the Project).
Section 7.15.    SAM Registration. The Borrower shall maintain its SAM database registration at all times.
Section 7.16.    ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower shall (and the Borrower shall cause its ERISA Affiliates to):
(a)    maintain all Employee Benefit Plans that are presently in existence or may, from time to time, come into existence, in compliance with terms of any such Employee Benefit Plan, ERISA, the Code and all other Applicable Laws; and
(b)    make or cause to be made contributions to all Employee Benefit Plans in a timely manner and, with respect to Pension Plans and Multiemployer Plans, in a sufficient amount to comply with the requirements of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code.
Section 7.17.    Public Announcements. The Borrower (and, if applicable, its relevant Affiliates) shall, prior to making any public announcement, coordinate with DOE with respect to (a) any initial public announcement(s) related to the Financing Documents and the transactions contemplated herein and therein; (b) any subsequent public announcements related to the matters covered under clause (a) (other than (i) any announcements that are substantially similar to prior announcements with respect to which DOE and the Borrower have coordinated and which remain accurate in all material respects and (ii) statements and disclosures relating to the matters referred to in clause (a) in the Borrower’s filing as required by Exchange Act filings that are true and correct in all material respects); and (c) statements that, as determined by the Borrower in good faith based upon advice of counsel, are required by, or to comply with, Governmental Rules and stock exchange requirements; provided that, for the avoidance of doubt, the Borrower’s failure to comply with clause (b) above shall not constitute a Default or Event of Default unless the Borrower has repeatedly failed to coordinate with DOE with respect to subsequent public announcements.
Section 7.18.    Prohibited Persons.
(a)    If any Principal Person of the Borrower and/or the Facility Owner becomes (whether through a transfer or otherwise) a Prohibited Person, the Borrower shall remove and replace such Principal Person with a Person that is not a Prohibited Person within thirty (30) days from the date that the Borrower obtained Knowledge such Principal Person became a Prohibited Person; provided, that if the Borrower reasonably determines that it can, following any such removal, continue to operate its business or the Facility Owner’s business, as applicable, as it had without making a replacement, then no such replacement shall be required. The Borrower shall provide written notice to DOE (with a copy to the Collateral Agent) as soon as practicable from the date that the Borrower obtained Knowledge that any Principal Person of the Borrower and/or the Facility Owner has become a Prohibited Person (such notice, a “Prohibited Person Notice”). As part of such Prohibited Person Notice, or in a subsequent written communication provided to DOE (with a copy to the Collateral Agent) no later than five (5) Business Days after the Borrower’s provision of the Prohibited Person Notice, the Borrower shall: (i) (A) identify and propose a reasonable replacement that is not a Prohibited Person for such Principal Person and (B) certify that the replacement proposed under clause (i)(A) above is not a Prohibited Person at the time of delivery of such Prohibited Person Notice, or (ii) certify it has reasonably concluded no replacement is required (and the bases for such conclusion, including any proposed re-assignment of roles and/or responsibilities).

(b)    In the event the Borrower does not replace such Principal Person with a Person that is not a Prohibited Person within thirty (30) days from the date that the Borrower obtained Knowledge such Principal Person became a Prohibited Person, the Borrower shall not be considered to have breached clause (a) above if, on a timely basis: (i) the Borrower submitted timely the Prohibited Person Notice to DOE; and (ii) the Borrower submitted to DOE a timely written certification of its conclusion no replacement is required, in accordance with clause (a) above. The Borrower shall not remove such Principal Person, and shall not be deemed to be in breach of such removal or replacement by the Borrower pursuant to clause (a) above for failing to remove such Principal Person in accordance with clause (a) above, if removal would be prohibited by applicable Sanctions or otherwise not authorized by OFAC; in such case, the Borrower shall submit and implement a mitigation plan with respect to such Prohibited Person in form and substance satisfactory to DOE.
(c)    If the Kentucky IRB Subsidiary or the Facility Owner or any of their respective Principal Persons becomes (whether through a transfer or otherwise) a Prohibited Person, within thirty (30) days of the Borrower obtaining Knowledge that such Person has become a Prohibited Person, the Borrower shall notify DOE (with a copy to the Collateral Agent) and use commercially reasonable efforts to cause the replacement of such Principal Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures.
(d)    The internal management and accounting practices and controls of the Borrower and the Facility Owner shall at all times be adequate to ensure that the Borrower and the Facility Owner and each of their respective Principal Person thereof: (i) does not become a Prohibited Person; and (ii) complies with all applicable International Compliance Directives.
Section 7.19.    International Compliance Directives.
(a)    The Borrower shall comply with all International Compliance Directives.
(b)    If the Borrower determines that any Principal Person of the Borrower is in violation of any International Compliance Directive the Borrower shall (i) provide written notice to DOE (with a copy to the Collateral Agent) as soon as practicable from the date that the Borrower obtained Knowledge of such violation (such notice, “IC Violation Notice”), (ii) engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Person, and (iii) if the Borrower reasonably determines that, following removal of such Principal Person, making a replacement would not be required to ensure continued operation of the Borrower’s business as conducted at that time or such removal or replacement is not reasonably feasible, implement other mitigation measures acceptable to DOE.
(c)    If the Kentucky IRB Subsidiary or the Facility Owner is in violation of any International Compliance Directive the Borrower shall, within thirty (30) days of obtaining Knowledge that such Person has so failed to comply, notify DOE and engage and continue to engage in good faith discussions with DOE regarding the removal or replacement of such Person or, if such removal or replacement is not reasonably feasible, the implementation of other mitigation measures. For the purposes of this Section 7.19 (International Compliance Directives), Borrower shall assess the compliance of each Principal Person of the Borrower with International Compliance Directives quarterly.
Section 7.20.    Operations.
(a)    The Borrower shall cause the Facility Owner to conduct the operations of the Project in accordance, in all material respects, with the Financing Documents, Applicable Law, any applicable Permits, and Prudent Industry Practice.

(b)    The Borrower shall own, maintain, repair and replace (or cause to be owned, maintained, repaired and replaced) the Collateral (including Kentucky Facility 2) in all material respects in accordance with the Financing Documents, Applicable Law, any other applicable Permits and Prudent Industry Practice.
(c)    The Borrower shall maintain, or cause to be maintained, at each Facility Site, a substantially complete set of plans and specifications for the relevant Facility.
ARTICLE VIII
INFORMATION COVENANTS
The Borrower hereby agrees that until the Release Date:
Section 8.01.    Financial Statements. At its own expense, the Borrower shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method (unless otherwise noted), and if requested by FFB or DOE on behalf of FFB, to FFB by email transmission, with a reproduction of the signatures where required, the following items:
(a)    Borrower Financial Statements. With respect to the Borrower, audited annual financial statements and unaudited quarterly financial statements within fifteen (15) days after the Borrower is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (or, if the Borrower is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after the Borrower would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if it had a security listed and registered on a national securities exchange); provided, that the foregoing time period shall automatically be extended to the earlier of (i) the date that is five days prior to the date of the occurrence of any “event of default” (or any comparable term) under any of the Existing Notes as a result of the failure by the Borrower to provide annual or quarterly financial statements to the extent required under the related Existing Notes Indenture and (ii) in the case of audited annual financial statements, within 240 days after the end of the Borrower’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of each of the first three quarterly periods of each fiscal year; provided, further, that such financial statements shall be deemed to be delivered upon the filing with the SEC of the Borrower’s Form 10-K or Form 10-Q for the relevant Fiscal Quarter or Fiscal Year, as applicable.
(b)    Compliance Certificates. Concurrently with any delivery of Financial Statements or other information pursuant to clause (a), a certificate (a “Compliance Certificate”) from a Financial Officer of the Borrower substantially in the form of the document attached as Exhibit D (Form of Compliance Certificate) hereto, which certificate shall:
(i)    certify that, to the best of such Financial Officer’s Knowledge, no Default or Event of Default has occurred or is continuing as of the date of such certificate, except as specified in such certificate; and
(ii)    unless the Total Available Revolving Commitments (including any unused commitment under any Supplemental RCF Credit Agreement, the 364-Day Revolving Credit Agreement, any Incremental Revolving Facility or any Permitted Additional Senior Facility) is equal to or greater than $4,000,000,000, contain a calculation of Available Liquidity as of the last day of the Fiscal Quarter or Fiscal Year, as applicable, covered by such Financial Statement.

Section 8.02.    Reports. At its own expense, within thirty (30) after the end of each Fiscal Year, the Borrower shall furnish or cause to be furnished to DOE by an Acceptable Delivery Method, with a reproduction of the signatures where required, in each case, in form and substance satisfactory to DOE, a certification as to each Facility’s (i) total megawatt hour production (provided that, to the extent total megawatt hour production is not available prior to the date the Kentucky Facility 2 has reached start of production, Borrower shall not be required to provide any such certification with respect to the Kentucky Facility 2 prior to the date that the Kentucky Facility 2 has reached start of production until such information is available) and (ii) employment metrics.
Section 8.03.    Notices. Promptly, but in any event within five (5) Business Days, after the Borrower obtains Knowledge thereof or information pertaining thereto, the Borrower shall furnish or cause to be furnished to DOE, at the Borrower’s expense, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by email to FFB_Admin@treasury.gov, with a reproduction of the signatures where required, written notice of the following items:
(a)    any event that constitutes a Default or Event of Default, specifying the nature thereof, together with a certificate from a Responsible Officer of the Borrower describing the steps the Borrower has taken or proposes to take to remedy the same;
(b)    the occurrence of any Mandatory Prepayment Event;
(c)    any information that representations made with respect to Debarment Regulations were erroneous in any material respect when made or have become erroneous in a material respect by reason of changed circumstances;
(d)    any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect or Project Material Adverse Effect;
(e)    any written formal or informal environmental notices, orders, decisions, directives or determinations submitted by any Governmental Authority or other Persons to the Borrower alleging material violations of Environmental Law identified in writing by such Governmental Authority, in each case, with respect to the Project, together with a report setting out any fines, penalties or costs incurred, remedial action or proposed remedial action taken with respect thereto, including when such remedial action shall be taken and completed and the costs related thereto;
(f)    any accident related to the Project having a material and adverse impact on the environment or on human health (including any such accident resulting in serious injury or the loss of life), including any discovery of the presence of Hazardous Substances at a Facility Site, or Release or threatened Release on, under, at or through any Facility Site required to be reported to any federal, state or local Governmental Authority under any applicable Environmental Law;
(g)    any Adverse Proceeding pending or threatened in writing against or affecting the Borrower or its property that could reasonably be expected to impact on the Project where (i) any Governmental Authority alleges substantial criminal misconduct by the Borrower and/or the Facility Owner, or (ii) if related to the Project, where any Governmental Authority alleges any criminal misconduct by any relevant Person, and any material developments with respect to any of the foregoing;
Section 8.04.    Other Information. At its own expense, the Borrower shall, and shall cause each other Borrower Entity to, furnish or cause to be furnished to DOE by an Acceptable Delivery Method, a reproduction of the signatures where required, promptly upon request, such information or documents relating to the Project as DOE reasonably requests.

ARTICLE IX
NEGATIVE COVENANTS
The Borrower hereby agrees that until the Release Date:
Section 9.01.    Available Liquidity . The Borrower shall not permit Available Liquidity to be less than Four Billion Dollars ($4,000,000,000) at any time.
Section 9.02.    Liens.
(a)    The Borrower shall not, and shall not permit (i) any Initial Subsidiary Guarantor that is then a Domestic Subsidiary and not a Foreign Subsidiary Holding Company or (ii) any Principal Domestic Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its assets except Borrower Permitted Liens.
(b)    (x) The Borrower shall not permit the Facility Owner to, create, incur, assume or suffer to exist any Lien upon (i) the Collateral, whether now owned or hereafter acquired, or in any proceeds or income therefrom, or (ii) any property purchased with the proceeds of the Advance, in each case, other than Permitted Liens and (y) the Borrower shall not permit the Facility Owner Parent to, create, incur, assume or suffer to exist any Lien upon the Equity Interests of the Facility Owner or Kentucky IRB Subsidiary to the extent such restriction would constitute a Lien other than Permitted Liens.
Section 9.03.    Asset Sale Restrictions.
(a)    Ford Motor Credit. The Borrower shall not permit any Disposition or issuance of the Capital Stock of FMCC that results in the Borrower owning, directly or indirectly, less than forty-nine percent (49%) of the outstanding Capital Stock of FMCC.
(b)    Principal Trade Names. The Borrower shall not Dispose of any Principal Trade Name.
(c)    All or Substantially All Assets. The Borrower shall not, nor shall it permit its Significant Guarantors to, Dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, on a consolidated basis, other than pursuant to a transaction permitted under Section 9.04 (Fundamental Changes).
Notwithstanding anything in this Section 9.03 (Asset Sale Restrictions) to the contrary, any Disposition described in this Section 9.03 (Asset Sale Restrictions) by a Subsidiary of the Borrower shall be permitted if such Disposition is to the Borrower or any Subsidiary Guarantor. In addition, it is understood that the Borrower and its Subsidiaries may otherwise Dispose of their assets except to the extent expressly restricted pursuant to this Section 9.03 (Asset Sale Restrictions), Section 9.04 (Fundamental Changes) and Section 9.05 (Negative Pledge).
Section 9.04.    Fundamental Changes.
(a)    The Borrower shall not merge or consolidate with any other Person unless no Default or Event of Default is continuing after giving effect to such transaction and (i) it shall be the continuing entity or (ii) (A) the Person formed by or surviving such merger or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of the Borrower under the Transaction Documents to which the Borrower is a party pursuant to a supplement or amendment to this Agreement and each other Transaction Document to which the Borrower is a party reasonably satisfactory to DOE and (B) DOE shall have received an opinion of counsel reasonably satisfactory to DOE and consistent with the opinions delivered on the Execution Date with respect to the Borrower.
(b)    No Significant Guarantor shall merge or consolidate with any other Person unless (i) the Borrower or another Subsidiary Guarantor shall be the continuing entity or (ii) in connection with an asset sale permitted by Section 9.03 (Asset Sale Restriction).
Section 9.05.    Negative Pledge. The Borrower will not itself, and will not permit any Manufacturing Subsidiary to incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being called “Debt” in this Section 9.05 (Negative Pledge)), secured by pledge of, or mortgage or lien on, any Principal Domestic Manufacturing Property of Borrower or any Manufacturing Subsidiary, or any shares of stock of or Debt of any Manufacturing Subsidiary (such mortgages, pledges and liens being called “Pledge” or “Pledges” in this Section 9.05 (Negative Pledge)), without effectively providing that the Note Obligations (together with, if the Borrower shall so determine, any other Debt of the Borrower or of such Manufacturing Subsidiary then existing or thereafter created ranking equally with the Obligations (as defined in the Existing Credit Agreement as of the Execution Date)) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt so secured plus all Attributable Debt of the Borrower and its Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions would not exceed five percent (5%) of the Consolidated Net Tangible Company Excluding FMCC Assets; provided, however, that this Section 9.05 (Negative Pledge) shall not apply to Debt secured by:
(a)    Pledges of property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;
(b)    Pledges in favor of the Borrower or any Manufacturing Subsidiary;
(c)    Pledges in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(d)    Pledges of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within sixty (60) days after, the acquisition of such property or shares or Debt for the purpose of financing all or any part of the purchase price thereof; and
(e)    any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Pledge referred to in the foregoing clauses (a) to (d), inclusive; provided, however, that such extension, renewal or replacement Pledge shall be limited to all or a part of the same property, shares of stock or Debt that secured the Pledge extended, renewed or replaced (plus improvements on such property).
Section 9.06.    Sale and Leaseback. The Borrower shall not itself, and it shall not permit any Manufacturing Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Manufacturing Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or a Manufacturing Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred by the Borrower or such Manufacturing Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a “Sale and Leaseback Transaction”) unless either:
(a)    the Borrower or such Manufacturing Subsidiary could create Indebtedness secured by a mortgage pursuant to Section 9.05 (Negative Pledge) on the Principal Domestic Manufacturing Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Obligations (as defined in the Existing Credit Agreement); or
(b)    the Borrower, within one hundred twenty (120) days after the sale or transfer shall have been made by the Borrower or by a Manufacturing Subsidiary, applies an amount equal to the greater of:
(i)    the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement; or
(ii)    the fair market value of the Principal Domestic Manufacturing Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Borrower, its President, any Executive Vice President of the Borrower, any Group Vice President of the Borrower, any Vice President of the Borrower, its Treasurer or its Controller);
to the retirement of Funded Debt of the Borrower; provided, however, that the amount to be applied to the retirement of Funded Debt of the Borrower shall be reduced by the principal amount of Funded Debt voluntarily retired by the Borrower within one hundred twenty (120) days after such sale.
Section 9.07.    Project Related Merger, Disposition or Transfer. The Borrower shall not, and shall not permit any other Borrower Entity to, except with the prior written consent of DOE (not to be unreasonably withheld, conditioned or delayed):
(a)    Dispose of or issue any Equity Interests of the Facility Owner or the Facility Owner Parent that results in the Borrower and/or the Facility Owner Parent owning, directly or indirectly, less than one hundred percent (100%) of the outstanding Equity Interests of the Facility Owner;
(b)    Dispose of, share or release (other than as permitted by the other clauses of this Section 9.07 (Project Related Merger, Disposition or Transfer)) the Collateral;
(c)    Dispose of all or any part of the Equity Interests in the Kentucky IRB Subsidiary; or
(d)    enter into any agreement in respect of the foregoing.
Section 9.08.    Organizational Documents; Fiscal Year; Account Policies; Reporting Practices. The Borrower shall not, and shall not permit any other Borrower Entity to, except with the prior written consent of DOE or as otherwise provided in the Financing Documents, amend or modify:
(a)    any Borrower Entity’s Organizational Documents in a manner that would have any material adverse effect on the rights of the Secured Parties; or

(b)    the legal form or capital structure of the Kentucky IRB Subsidiary or the Facility Owner (in each case, including to provide for the issuance of any options, warrants or other rights with respect thereto).
Section 9.09.    Restrictions on Operations.
(a)    Ordinary Course of Conduct; No Other Business. The Borrower shall not, and shall not permit any other Borrower Entity to, except with the prior written consent of DOE (in the case of clauses (i) and (ii) below, such consent not to be unreasonably withheld, conditioned or delayed):
(i)    in the case of the Facility Owner, engage in any business other than the acquisition, implementation, completion, operation and maintenance of the Project and activities directly related thereto in accordance with and as contemplated by the Transaction Documents;
(ii)    undertake any action that could reasonably be expected to lead to a material change to the nature of its business or the nature or scope of the Project;
(iii)    change the name of the Facility Owner or take any other action that might adversely affect the Liens created by the Security Documents; or
(iv)    fail to maintain its existence and its right to carry on its business.
(b)    Assignment. The Borrower shall not, and shall not permit any other Borrower Entity to, assign or otherwise transfer its respective rights under any of the Transaction Documents or Permits to any other Person.
(c)    Powers of Attorney. The Borrower shall not, and shall not permit any other Borrower Entity to, grant any power of attorney or similar power, in each case, in connection with the Project, to any Person, except:
(i)    to its officers, directors, employees or agents in the Ordinary Course of Business;
(ii)    pursuant to any Transaction Document and in the Ordinary Course of Business; or
(iii)    in connection with Permitted Liens granted to the Secured Parties.
Section 9.10.    Amendment of and Notices under Transaction Documents. The Borrower shall not, and shall not permit any other Borrower Entity to, except with the prior written consent of DOE:
(a)    agree, directly or indirectly, to any amendment, modification, termination, supplement, consent or waiver, or waive any right to consent to any amendment, modification, termination, supplement or waiver of any right with respect to, or assign any of the respective duties or obligations under any Governmental Approval, except to the extent such amendment, modification, termination, supplement or waiver could not reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect; and
(b)    enter into any agreement other than any Financing Document that would restrict its ability to amend or otherwise modify any of the Financing Documents.

Section 9.11.    Investment Company Act. The Borrower shall not take any action that would result in it being required to register as an “investment company” under the Investment Company Act.
Section 9.12.    Sanctions. The Borrower shall not, and shall not permit any other Borrower Entity to:
(a)    (i) become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)); (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2; or (iii) otherwise become the subject or target of any Sanctions;
(b)    directly or indirectly use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Person: (i) to fund any activities, dealings or business of or with any Prohibited Person or in any Prohibited Jurisdiction; or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan); or
(c)    repay any portion of the Loan with any funds: (i) obtained or derived, directly or knowingly indirectly, from any business or dealings with any Prohibited Person; or (ii) constituting the proceeds of a violation of any International Compliance Directive.
Section 9.13.    Debarment Regulations.
(a)    Unless authorized by DOE, the Borrower shall not, and shall not permit any other Borrower Entity to, knowingly enter into any transactions in connection with the construction, operation or maintenance of the Project with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.
(b)    The Borrower shall not, and shall not permit any other Borrower Entity to, fail to comply with any and all Debarment Regulations in a manner that results in any Borrower Entity being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of such Debarment Regulations.
Section 9.14.    Prohibited Person. No Borrower Entity shall become (whether through a transfer or otherwise) a Prohibited Person.
Section 9.15.    Program Requirements. The Borrower shall not, and shall not permit any other Borrower Entity to, take any action, or fail to take any action, that would cause:
(a)    the components manufactured by the Project to not be “advanced technology vehicles”/”qualifying components” (as defined in Section 611.2 of the Applicable Regulations); or
(b)    the Project not to be an Eligible Project.
Section 9.16.    DispositionThe Borrower shall not, and shall not permit any other Borrower Entity to sell, transfer, abandon or otherwise dispose of any Equipment or other property the acquisition of which was funded by the proceeds of the Advance unless such equipment or other property (a) (i) has no material economic value or (ii) is obsolete, worn out, or no longer useful or necessary in the operation of the Project and (b) is disposed of in the Ordinary Course of Business consistent with Prudent Industry Practice.
ARTICLE X
EVENTS OF DEFAULT AND REMEDIES
Section 10.01.    Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:
(a)    Borrower Failure to Make Payment Under Financing Documents. The Borrower shall fail to pay, in accordance with the terms of this Agreement, the FFB Documents or any other Financing Documents (whether at scheduled maturity, as a required prepayment, by acceleration or otherwise):
(i)    any principal amount of the Advance or any interest otherwise due and payable in respect of the Loan, or any Reimbursement Obligation on or before the date such amount is due unless such failure is caused by administrative error and payment is made within two (2) Business Days of such due date; or
(ii)    any fee, charge or other amount due under any Financing Document for five (5) Business Days after receipt of notice from DOE of such failure by the Borrower.
(b)    Misstatements; Omissions. Any representation or warranty confirmed or made in any Financing Document by, or on behalf of, any Borrower Entity in any certificate, Financial Statement or other document provided by or on behalf of any Borrower Entity to any Secured Party or any Secured Party Advisor in connection with the transactions contemplated by the Transaction Documents shall be found to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.
(c)    Breaches Under the Financing Documents Without Cure Period. The Borrower fails, as of any relevant date of determination, to perform or observe any of its obligations under any term, covenant or agreement set forth in Sections 7.01 (Maintenance of Existence; Property; Etc.); 7.03 (Insurance); 7.10 (Compliance with Program Requirements); 7.11 (Loss Proceeds Account); 7.13 (Lobbying Restriction); 7.17 (Public Announcements); 7.18(a)-(c) (Prohibited Persons); and 7.19 (International Compliance Directives); Section 8.01(a), (Borrower Financial Statements) and Article IX (Negative Covenants).
(d)    Other Breaches Under Financing Documents. Any Borrower Entity shall fail to perform or observe any material covenant, or any other material term or obligation under this Agreement or any other Financing Document (other than those described in clause (a), (b) or (c) above), in each case, where such failure to perform or observe has not been remedied within the relevant cure period, if any, specified for such covenant, term or obligation in such Financing Document, or if no cure period is specified and such default is remediable, thirty (30) days after any Responsible Officer of such Person receives notice thereof or has actual knowledge of such failure.
(e)    Breach or Default Under the State Grant Documents. The Borrower shall fail to perform or observe any material covenant or any other material term or obligation under any State Grant Document to which it is a party, and such breach or default (i) is not waived and shall continue unremedied for a period of thirty (30) days following the breaching party’s receipt of notice thereof (or, if greater, beyond any applicable cure period set forth therein) and (ii) such breach or default has had, or could reasonably be expected to have, a Material Adverse Effect or Project Material Adverse Effect

(f)    Borrower Entity Default Under Other Indebtedness.
(i)    The Borrower or, during any New Guarantee Period, any Significant New Guarantor shall (i) default in making any payment of any principal of any Other Indebtedness or any Other Guarantee Obligation in respect of Other Indebtedness beyond the period of grace, if any; or (ii) default in making any payment of any interest on any such Other Indebtedness or Other Guarantee Obligation, in each case beyond the period of grace, if any; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (d) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (d) shall have occurred and be continuing with respect to Other Indebtedness or any such Other Guarantee Obligation the aggregate outstanding principal amount of which exceeds one billion Dollars ($1,000,000,000).
(ii)    Any Other Indebtedness incurred under the Existing Credit Agreement, or Permitted Additional Senior Facilities or any other Other Indebtedness issued or guaranteed by the Borrower or, during any New Guarantee Period, any Significant New Guarantor with an aggregate outstanding principal amount of one billion Dollars ($1,000,000,000) or more shall have been accelerated by the holders thereof as a result of a default thereunder.
(iii)    Any Borrower Entity (other than the Borrower) shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which such Borrower Entity has outstanding at any time, any Indebtedness (other than the Loan) in an amount in excess of: (i) in the case of the Facility Owner or the Facility Owner Parent, One Billion Dollars ($1,000,000,000) and (ii) in the case of the Kentucky IRB Subsidiary, any amount, and, in each case, for a period beyond any applicable grace period, or any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness.
(g)    Unenforceability, Termination, Repudiation or Transfer of Any Transaction Documents. Any Financing Document at any time and for any reason:
(i)    is or becomes invalid, illegal, void or unenforceable or any Borrower Entity party thereto has repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement;
(ii)    except as otherwise expressly permitted hereunder, ceases to be in full force and effect except at the stated termination date thereof, or shall be assigned or otherwise transferred or terminated by any party thereto prior to the repayment in full of all Secured Obligations (other than with the prior written consent of DOE); or
(iii)    is revoked or terminated (other than upon expiration in accordance with its terms when fully performed).
(h)    Security Interests. Any of the Security Documents shall fail in any respect to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or such Lien shall fail to have the priority contemplated therefor in such Security Documents, or any such Security Document or Lien shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Advance, the Secured Obligations or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of any Borrower Entity or any other Person party thereto (other than the Secured Parties).

(i)Bankruptcy; Insolvency; Dissolution.
(i)    The Borrower, FMCC, Ford Canada or, during any New Guarantee Period, any Significant New Guarantor shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors.
(ii)    There shall be commenced against the Borrower, FMCC, Ford Canada or, during any New Guarantee Period, any Significant New Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days.
(iii)    The commencement of an Insolvency Proceeding against any Borrower Entity (other than the Borrower) and such proceeding continues undismissed, undischarged, or unbonded for sixty (60) days or if any Borrower Entity makes a general assignment for the benefit of its creditors.
(iv)    The institution by any Borrower Entity (other than the Borrower) of any Insolvency Proceeding, the admission by it in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due, or any other event has occurred that under any Applicable Law would have an effect analogous to any of those events listed above, or any action is taken by any such Person for the purpose of effecting any of the foregoing; or
(v)    The dissolution of any Borrower Entity.
(j)    Attachment. An attachment lien or analogous process lien is levied or enforced upon or issued against any of the Collateral, which is not a Permitted Lien and is in excess of One Hundred Million Dollars ($100,000,000) and such attachment lien or analogous process lien is not removed within thirty (30) days.
(k)    Judgments. One (1) or more Governmental Judgments shall be entered against the Borrower, the Facility Owner, or, during any New Guarantee Period, any Significant New Guarantor that is not vacated, discharged, satisfied, stayed or bonded pending appeal within sixty (60) days and (i) involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of either (i) one hundred million Dollars ($100,000,000) or more, in the case of any single judgment or decree or (ii) two hundred million Dollars ($200,000,000) or more in the aggregate; or (ii) such Governmental Judgment is in the form of an injunction or similar form of relief that is not satisfied or discharged requiring suspension or abandonment of operation of Kentucky Facility 1.
(l)    Operation. The Facility Owner shall: (i) cease to have the right to possess or use any Facility; (ii) cease to have the right to possess or use any portion of any Facility Site necessary for such Facility; or (iii) lose a right of way, easement or other right of use or access to land necessary for the Project, in each case that could reasonably be expected to result in a Material Adverse Effect or Project Material Adverse Effect.

(m)    Environmental Matters. Any Environmental Claim has been threatened in writing or any Governmental Judgment against the Facility Owner with respect to the Project has been entered imposing a penalty, monetary damages, remediation requirements or restrictions of construction or operations of the Project relating to any violation of Environmental Law, violation of the terms or conditions of any Permit issued under any Environmental Law or restricting the use of any such Permits in any material respect, in each case that could reasonably be expected to result in a Material Adverse Effect or Project Material Adverse Effect, and such Governmental Judgment is not: (x) settled or satisfied within sixty (60) days and does not otherwise result in an Event of Default hereunder; or (y) diligently contested or appealed by the Borrower in accordance with Permitted Contest Conditions; provided, that, to benefit from the cure periods described above, in either case, the Borrower shall have timely notified DOE of the violation, alleged violation, Environmental Claim or Governmental Judgment and consulted in good faith with DOE with respect to its intended response.
(n)    Event of Loss. All or substantially all of a Facility is destroyed or becomes permanently inoperative as a result of a material Event of Loss, and is not covered by insurance, or not repaired or restored with Loss Proceeds within any time periods required under Section 7.04 (Event of Loss).
(o)    Changes in Ownership. Any Change of Control occurs.
(p)    ERISA. (i) (A) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period has been sought and rejected under Section 412 of the Code; (B) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA; (C) the PBGC shall have terminated a Plan or appointed a trustee to administer any Plan; (D) any Plan shall have an accumulated funding deficiency which has not been waived; or (E) the Borrower or any Commonly Controlled Entity has incurred a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; and (ii) any of the foregoing has had a Material Adverse Effect.
(q)    Certain Governmental Actions. Any Governmental Authority shall lawfully condemn or assume custody of any of the Collateral.
(r)    Compliance with International Compliance Directives and Anti-Money Laundering Laws. Subject to any applicable notice and cure periods set forth in Section 7.19 (International Compliance Directives), any violation by any Borrower Entity of any International Compliance Directives or Anti-Money Laundering Laws occurs.
For the avoidance of doubt, each clause of this Section 10.01 (Events of Default) shall operate independently, and the occurrence of any such event shall constitute an Event of Default.
Section 10.02.    Remedies; Waivers.
(a)    Upon the occurrence of and during the continuance of an Event of Default, DOE or the Collateral Agent may exercise any one or more of the rights and remedies set forth below:
(i)    upon not less than fifteen (15) Business Day prior written notice to the Borrower in the form of Exhibit E (Form of Advance Notice of Acceleration), declare all or any portion of the indebtedness and obligations of every type or description owed by the Borrower to DOE and FFB under this Agreement and each other Financing Document to be immediately due and payable, and the same shall thereupon be immediately due and payable; provided that no advance notice period shall be required for such declaration in the event that the Borrower is unable to borrow funds under the Existing Credit Agreement due to (A) the termination or expiration of the Existing Credit Agreement (unless a credit agreement has been entered into in replacement for the Existing Credit Agreement) or (B) the continuance of an “Event of Default” thereunder.
(ii)    exercise any rights and remedies available under the Financing Documents, including DOE’s right to institute a foreclosure action or apply for a receiver to prevent access to or prevent the operation by the Facility Owner of any Facility or any of the Collateral;
(iii)    take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under the Financing Documents or to enforce performance of any obligation of any Borrower Entity under the Financing Documents;
(iv)    take those actions necessary to perfect and maintain the Liens of the Security Documents pursuant to which assets have been pledged as Collateral for the repayment under the Financing Documents; and/or
(v)    set off and apply such amounts of the Borrower to the satisfaction of the Secured Obligations under all of the Financing Documents, including any moneys of the Borrower on deposit with any Secured Party.
(b)    Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, upon the occurrence of an Event of Default referred to in Section 10.01(i)(ii) or 10.01(i)(iii) (Bankruptcy; Insolvency; Dissolution), the Advance made under the Note, together with interest accrued thereon and all other amounts due under the Note, this Agreement and the other Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives.
(c)    Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Financing Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Financing Document upon the occurrence and during the continuance of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.
(d)    In order to entitle DOE to exercise any remedy reserved to DOE in this Agreement, it shall not be necessary to give any notice, other than such notice as may be required in this Agreement, under any other Financing Document or under Applicable Law.
(e)    If any proceeding has been commenced to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to DOE or FFB, then and in every such case, subject, in each case, to any determination in such proceeding: (i) the parties hereto shall be restored to their respective former positions hereunder; and (ii) thereafter, all rights and remedies of DOE or FFB, as the case may be, shall continue as though no such proceeding had been instituted.

(f)    DOE shall have the right, to be exercised (or not) in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth, if any, the terms, conditions and extent of such waiver signed by DOE and delivered to the Borrower requiring such waiver. Any such waiver may be effected only in writing duly executed by DOE, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.
(g)    Upon the occurrence and during the continuation of any Default, the Borrower shall deliver no later than thirty (30) calendar days from the occurrence of such Default a remediation plan setting forth proposed steps to be taken by the Borrower Entities to cure such Default or otherwise address such Default in a manner acceptable to DOE and periodically thereafter, the Borrower shall deliver reports setting out the Borrower’s execution of the remediation plan and compliance with the terms thereof. The Borrower Entities shall make relevant company representatives and outside advisors available to meet and confer with DOE, the Independent Engineer, and its other outside advisors (including legal and financial advisors) on the contents of the remediation plan.
(h)    Upon the occurrence and during the continuation of any Default, in the event that the Borrower fails to, or fails to cause the Facility Owner to, procure or maintain (or cause to be procured and maintained) the Required Insurance, DOE may (but shall not be obligated to) procure the Required Insurance and pay the premiums in connection therewith and all amounts so paid by DOE shall become an additional Note Obligation owed by the Borrower to DOE, and the Borrower shall forthwith pay any such amounts to DOE, together with interest on such amounts at the Late Charge Rate from the date so paid.
Section 10.03.    Accelerated Advances. Upon the delivery of a notice of acceleration, the accelerated amount due and payable under the Notes shall be the Prepayment Price (as defined in and determined pursuant to the Notes) under the Notes.
ARTICLE XI
MISCELLANEOUS
Section 11.01.    Waiver and Amendment.
(a)    No failure or delay by DOE or the other Secured Parties in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any rights, powers or remedies of the Secured Parties. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power or remedy.
(b)    The rights, powers or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law or in any other Transaction Document. The assertion or employment of any right, power or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other right, power or remedy.
(c)    Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and executed by the Borrower and DOE.
(d)    Any amendment to or waiver of this Agreement or any other Transaction Document or any provision hereof or thereof that constitutes a “modification” (as defined in

Section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129) shall be subject to the availability to DOE of funds appropriated by the U.S. Congress, or, to the extent permitted by Applicable Law, payment by the Borrower, to meet any such increase in the Credit Subsidy Cost.
(e)    Within five (5) Business Days following the effectiveness of any amendment, modification or waiver of the Existing Credit Agreement, the Borrower shall deliver to DOE a copy of such amendment, modification or waiver. Upon entering into any amendment, modification or waiver of the Existing Credit Agreement or any extension, renewal, replacement, refinancing or any other form of refunding of the Existing Credit Agreement (a “Replacement Credit Agreement”) or any amendment or other modification or waiver of any Replacement Credit Agreement, in any such case (each being a “Modifying Agreement”) pursuant to which any representations and warranties in Article VI (Representations and Warranties of the Borrower), covenants in Article IX (Affirmative Covenants), Article VIII (Information Covenants) and Article IX (Negative Covenants) (other than Section 9.01 (Available Liquidity) to the extent the Available Liquidity Requirement is reduced by such Modifying Agreement), or events of default in Sections 10.01(f)(i) and (ii), 10.01(i)(i) and (ii), 10.01(k) or 10.01(p), are changed, added to or deleted (including the entities covered by such provisions) (or any equivalent or related provision or related definition is changed, added to or deleted from the Existing Credit Agreement), DOE and the Borrower Entities party hereto shall, as promptly as practical following the consummation of such Modifying Agreement (or, in the case of any such Modifying Agreement whose effectiveness is conditioned upon the effectiveness of a corresponding amendment, modification or waiver to this Agreement, as promptly as practical following the Borrower’s having advised DOE of the provisions of the proposed Modifying Agreement), enter into an amendment of this Agreement to make corresponding conforming changes, additions or deletions in respect of the applicable representations and warranties in Article VI (Representations and Warranties of the Borrower), covenants in Article VII (Affirmative Covenants), Article VIII (Information Covenants), Article IX (Negative Covenants), and events of default set forth in Sections 10.01(f)(i) and (ii), 10.01(i)(i) and (ii), 10.01(k) or 10.01(p).
Section 11.02.    Right of Set-Off. In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Secured Party (including by any branches and agencies of such Secured Party wherever located) to or for the credit or the account of the Borrower against and on account of the Secured Obligations and liabilities of the Borrower to such Secured Party under this Agreement or any other Financing Document. Each of DOE, FFB and each subsequent holder of the Notes or any portion of the Notes shall promptly notify the Borrower after any such set-off and application made by it; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
Section 11.03.    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Financing Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advance under the Funding Agreements.
Section 11.04.    Notices. Except to the extent otherwise expressly provided herein or as required by Applicable Law, any communications, including any notices, between or among the parties to the Financing Documents shall be provided using the addresses listed in Schedule 11.04 (Notices), and shall be in writing and shall be considered as properly given: (a) if delivered in person; (b) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; (d) if sent by telecopy with transmission verified; or (e) if transmitted by electronic mail, to the electronic mail address set forth in Schedule 11.04 (Notices). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m. (District of Columbia time), recipient’s time, and if transmitted after that time, on the next following Business Day. Any party has the right to change its address for notice under any of the Financing Documents to any other location by giving prior written notice to each of the other parties in the manner set forth hereinabove.
Section 11.05.    Severability. In case any one or more of the provisions contained in any Financing Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall engage the parties to the Financing Documents to enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
Section 11.06.    Judgment Currency. The Borrower shall, to the fullest extent permitted under Applicable Law, indemnify DOE and FFB against any loss incurred by DOE or FFB, as the case may be, as a result of any judgment or order being given or made for any amount due to DOE or FFB hereunder or under any other Financing Document and such judgment or order being expressed and to be paid in a currency (the “Judgment Currency”) other than Dollars (the “Currency of Denomination”) and as a result of any variation between: (a) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order, and (b) the rate of exchange at which DOE or FFB would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by DOE or FFB, as the case may be, had DOE or FFB, as the case may be, utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.
Section 11.07.    Indemnification.
(a)    In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant to this Agreement or under law or in equity, the Borrower shall pay, and shall protect, indemnify and hold harmless DOE, FFB, each other governmental agency and instrumentality of the United States, each other holder of a Note or any portion thereof, each Secured Party, and each of their respective officers, directors, employees, representatives, attorneys and agents (each, an “Indemnified Party”), on an after-tax basis, from and against (and shall reimburse each Indemnified Party as the same are incurred) any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them (including any Taxes payable as a result of receiving the indemnification payment) (each, an “Indemnified Liability”), to which such Indemnified Party may become subject arising out of or relating to any or all of the following: (i) the execution or delivery of this Agreement, any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (ii) the enforcement or preservation of any rights under this Agreement, any Transaction Document or any agreement or instrument prepared in connection herewith or therewith; (iii)

any Loan or the use or proposed use of the proceeds thereof; (iv) any actual or alleged presence or Release of Hazardous Substance, on, under or originating from any property owned, occupied or operated by the Borrower or any of its Controlled Affiliates in connection with the Project, or any environmental liability related in any way to the Borrower or any of its Controlled Affiliates and their respective owned, occupied, or operated properties arising out of or relating to the Project; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any of its Controlled Affiliates or otherwise, and regardless of whether any Indemnified Party is a party thereto, such items (i) through (v) including, to the extent permitted by Applicable Law, the fees, disbursements and other charges of counsel to such Indemnified Party incurred in connection with any investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 11.07 (Indemnification); provided, that the Borrower shall not have any obligation under this Section 11.07 (Indemnification) to any Indemnified Party with respect to Indemnified Liabilities to the extent they arise from the bad faith, gross negligence or willful misconduct of such Indemnified Party (as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction). Any claims under this Section 11.07 (Indemnification) in respect of any Indemnified Liabilities are referred to herein, collectively, as “Indemnity Claims”.
(b)    All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall: (i) be due and payable within fifteen (15) Business Days after the Borrower receives an invoice; (ii) be added to the Secured Obligations; (iii) be secured by the Security Documents; and (iv) shall be immediately due and payable on demand. Each such Indemnified Party shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder; provided, that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 11.07 (Indemnification).
(c)    Each Indemnified Party within ten (10) days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 11.07 (Indemnification), shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Party to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Party.
(d)    To the extent that the undertaking in the preceding clauses of this Section 11.07 (Indemnification) may be unenforceable because it is violative of any law or public policy, and to provide for just and equitable contribution in the event of any such unenforceability (other than due to application of this Section 11.07 (Indemnification)), the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertakings.
(e)    The provisions of this Section 11.07 (Indemnification) shall survive the Release Date, the foreclosure under the Security Documents and satisfaction or discharge of the Secured Obligations and shall be in addition to any other rights and remedies of any Indemnified Party.
(f)    Any amounts payable by the Borrower pursuant to this Section 11.07 (Indemnification) shall be payable within the later to occur of: (i) fifteen (15) Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Party, and (ii) five (5) Business Days prior to the date on which such Indemnified Party expects to pay such costs on account of which the Borrower’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.
(g)    The Borrower shall be entitled, at its expense, to participate in the defense of any Indemnity Claim; provided, that such Indemnified Party shall have the right to retain its own counsel, at the Borrower’s expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to the applicable Indemnified Party. Any Indemnified Party against whom any Indemnity Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Party is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 11.07 (Indemnification).
(h)    Upon payment of any Indemnity Claim by the Borrower pursuant to this Section 11.07 (Indemnification), the Borrower, without any further action, shall be subrogated to any and all claims that the applicable Indemnified Party may have relating thereto, and such Indemnified Party shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.
(i)    Notwithstanding any other provision of this Section 11.07 (Indemnification), the Borrower shall not be entitled to (i) notice, (ii) participation in the defense of; (iii) consent rights with respect to any compromise or settlement or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section 11.07 (Indemnification) with respect to any action, suit or proceeding against the Borrower pursuant to this Section 11.07 (Indemnification).
(j)    No Indemnified Party shall be obligated to pursue first any recovery under any other indemnity or reimbursement obligation before seeking recovery under the indemnification and reimbursement obligations of the Borrower under this Agreement.
Section 11.08.    Limitation on Liability. No claim shall be made by the Borrower or any of its Affiliates against any Secured Party or any of their respective Affiliates, directors, officers, employees, attorneys, agents, including the Secured Party Advisors for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Financing Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 11.09.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.
(b)    Except as permitted under Section 9.04 (Fundamental Changes), the Borrower may not assign or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement or under any other Financing Document without the prior written consent of DOE and/or FFB, as the case may be.
(c)    FFB may assign any or all of its rights, benefits and obligations under the Financing Documents and with respect to the Collateral in accordance with the provisions of the Funding Agreements; provided, that upon any such assignment of rights, benefits or obligations to any third party that is not the United States or any governmental agency or instrumentality thereof, FFB shall provide the Borrower with notice of such assignment; provided, further, that such assignee, by accepting the benefits of this Agreement and the Financing Documents; (i) hereby irrevocably designates and appoints DOE to act as its agent hereunder and under the Financing Documents; (ii) hereby irrevocably authorizes DOE to take such action on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and perform such duties as are necessary or appropriate, as determined by DOE, under the Financing Documents and (iii) hereby authorizes DOE to enter into all such amendments or modifications of any Financing Document on behalf of such assignee and or grant all waivers as are necessary or appropriate, as determined by DOE, under the Financing Documents (other than amendments to the Notes, which amendments shall also require the consent of such assignee); provided further, that (A) neither DOE nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (I) liable to any assignee for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Financing Document or (II) responsible in any manner to any assignee for any recitals, statements, representations or warranties made by the Borrower, any other Borrower Entity or any of their respective officers contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by DOE under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or for any failure of the Borrower or any other Borrower Entity, to the extent it is a party hereto or thereto, to perform its obligations hereunder or thereunder and (B) DOE may conclusively rely upon information supplied by FFB or such assignee in taking any action, or exercising any rights, in accordance with the terms of this Section 11.09 (Successors and Assigns).
(d)    Solely for purposes of compliance with Sections 163(f), 871(h)(2)(B)(i) and 881(c)(2) of the Code, the Borrower shall maintain a register for the recordation of the names and addresses of each Person that acquires an interest in the Loan in accordance with the provisions of the FFB Documents and the principal amounts of the Advance owing to each such Person pursuant to the terms of this Agreement from time to time (the “Register”). The Register shall be available for inspection by the Borrower and any Secured Party, at any reasonable time and from time to time upon reasonable prior notice.
Section 11.10.    FFB Right to Sell Loan. FFB shall have the right to sell all or any portion of the Note without the prior written consent of the Borrower, and upon any such sale, any reimbursement obligations of the Loan by DOE shall automatically terminate and be of no further force and effect.
Section 11.11.    Further Assurances and Corrective Instruments. The Borrower shall execute and deliver, or cause to be executed and delivered, to DOE such additional documents or other instruments and shall take or cause to be taken such additional actions as DOE may require or reasonably request in writing to:
(a)    cause the Financing Documents to be properly executed, binding and enforceable in all relevant jurisdictions;
(b)    perfect and maintain the priority of the Secured Parties’ security interest in all Collateral;
(c)    enable the Secured Parties to preserve, protect, exercise and enforce all other rights, remedies or interests granted or purported to be granted under the Financing Documents; and
(d)    otherwise carry out the purposes of the Transaction Documents.
Section 11.12.    Reinstatement. Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency or bankruptcy, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.13.    Governing Law; Waiver of Jury Trial.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES. TO THE EXTENT THAT FEDERAL LAW DOES NOT SPECIFY THE APPROPRIATE RULE OF DECISION FOR A PARTICULAR MATTER AT ISSUE, IT IS THE INTENTION AND AGREEMENT OF THE PARTIES TO THIS AGREEMENT THAT THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)) SHALL BE ADOPTED AS THE GOVERNING FEDERAL RULE OF DECISION.
(b)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.
Section 11.14.    Submission to Jurisdiction, Etc. By execution and delivery of this Agreement, the Borrower irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of: (i) the courts of the United States for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; and (iv) appellate courts from any of the foregoing;
(b)    consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that nothing herein shall (i) affect the right of any Secured Party to effect service of process in any other manner permitted by law, or (ii) limit the right of any Secured Party to commence proceedings against or otherwise sue the Borrower or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and
(d)    agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower’s obligation.
Section 11.15.    Entire Agreement. This Agreement, including any agreement, document or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior oral negotiations, agreements and understandings of the parties to this Agreement in respect to the subject matter of this Agreement made prior to the date hereof.
Section 11.16.    Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement. FFB is an intended third party beneficiary of, with enforceable rights and remedies under this Agreement, in respect of those provisions in Articles II (Funding), III (Payments; Prepayments), IV (Reimbursement and Other Payment Obligations), V (Conditions Precedent), VI (Representations and Warranties of the Borrower), and XI (Miscellaneous), and Sections 8.01 (Financial Statements), 8.02 (Reports), 8.03 (Notices), and 10.02 (Remedies; Waivers) that refer to rights of or payments to FFB; provided, that in the event of any conflict between any provision of this Agreement and the Note or the Note Purchase Agreement, as between FFB and the Borrower, the terms of the Note and the Note Purchase Agreement shall govern.
Section 11.17.    Headings. Paragraph headings have been inserted in the Financing Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Financing Documents and shall not be used in the interpretation of any provision of the Financing Documents.
Section 11.18.    Counterparts; Electronic Signatures.
(a)    This Agreement may be executed in one or more duplicate counterparts and when executed by all of the parties shall constitute a single binding agreement. Each party hereto agrees to deliver a manually executed original promptly following such electronic submission.
(b)    Delivery of an executed signature page of this Agreement by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. Except to the extent Applicable Law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature: (i) the delivery of an executed counterpart of a signature page of this Agreement by fax, emailed .pdf or any other electronic means approved by DOE in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Agreement; and (ii) if agreed by DOE in writing (which may be via email) with respect to this Agreement, the delivery of an executed counterpart of a signature page of this Agreement by electronic means that types in the signatory to a document as a “conformed signature” from an email address approved by DOE in writing (which may be via email) shall be as effective as the delivery of a manually executed counterpart of this Agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the Kentucky Uniform Electronic Transactions Act at KRS 369.101 to 369.120, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” has the meaning assigned to it by 15 U.S.C. §7006, as it may be amended from time to time.
Section 11.19.    No Partnership; Etc. The Secured Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this

Agreement or in any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Secured Parties and the Borrower or any other Person. The Secured Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to the Project or otherwise. All obligations to pay Real Property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of the Project or any other assets and to perform all obligations under the agreements and contracts relating to the Project or any other assets shall be the sole responsibility of the Borrower.
Section 11.20.    Independence of Covenants. All covenants hereunder and under the other Financing Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 11.21.    Marshaling. Neither DOE nor FFB nor any other Secured Party shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Secured Obligations.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.
FORD MOTOR COMPANY, a Delaware corporation, as Borrower

By:	___/s/ David A. Webb____________
Name:	David A. Webb
Title:	Vice President, Treasurer

[Signature Page to Loan Arrangement and Reimbursement Agreement]

U.S. DEPARTMENT OF ENERGY, an agency of the Federal Government of the United States of America, in its own capacity and in its capacity

By:	_______/s/_______________
Name:
Title:

[Signature Page to Loan Arrangement and Reimbursement Agreement]

ANNEX A
DEFINITIONS
“364-Day Revolving Credit Agreement” means that certain 364-Day Revolving Credit Agreement dated as of June 23, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Acceptable Delivery Method” means, with respect to any certificate, document or other item required to be delivered by an Acceptable Delivery Method hereunder:
(a)    transmission, by an Authorized Transmitter, of such certificate, document or other item in Electronic Format (including e-mail), together with the Transmission Code;
(b)    delivery of a manually executed original of such certificate, document or other item; or
(c)    such other delivery method as the Borrower and DOE shall mutually agree.
“Account Bank” means Citibank, N.A., in its capacity as account bank, or any successor account bank appointed from to time to time pursuant to the Accounts Agreement.
“Accounts Agreement” means the Collateral Agency and Accounts Agreement entered into as of the Execution Date by and among the Borrower, the Facility Owner, the Kentucky IRB Subsidiary, DOE, the Collateral Agent and the Account Bank.
“Additional Subsidiary Guarantor” means each Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) (a) that has Consolidated Total Assets with a Net Book Value in excess of five hundred million Dollars ($500,000,000) and (b) with respect to which the Borrower or any Subsidiary Guarantor directly or indirectly owns eighty percent (80%) or more of the Capital Stock or Voting Stock of such Subsidiary and the remaining Capital Stock of which is not publicly held.
“Administrative Fee” means an administrative fee equal to Nine Million Six Hundred Thirty-Three Thousand Forty Dollars ($9,633,040), paid by BOSK to DOE on the BOSK Loan Execution Date.
“Advance” means the advance of funds by FFB to BOSK on January 15, 2025 in the amount of Three Billion Eight Hundred Five Million Forty Thousand Dollars ($3,805,040,000) under the Original Note, which indebtedness has been assumed by Borrower on the Execution Date and is evidenced by the Original Note which has been assigned by BOSK to the Borrower and assumed by the Borrower.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign or other regulatory body or any arbitrator.
“Affiliate” means, as applied to any Person: (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and (b) in addition, in the case of any Person that is an individual, each member of such Person’s immediate family, any trusts or other entities established for the benefit of such Person or any member of such Person’s immediate family and any other Person controlled by any of the foregoing. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power: (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person; or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Agent Fees” has the meaning given to such term in the Accounts Agreement.
“Agents” has the meaning given to such term in the Accounts Agreement.
“Agreement” has the meaning given to such term in the preamble hereto.
“ALTA” means the American Land Title Association headquartered in Washington D.C.
“ALTA Survey” means that certain ALTA/NSPS survey prepared by Mark Billingsley, KY PLS #3841, dated December 5, 2024, and last revised December 12, 2024, and designated as Job No. 24-02-046.
“Anti-Corruption Laws” means: (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended; and (ii) any equivalent U.S. or foreign Applicable Law concerning or relating to anti-bribery, anti-corruption and anti-kickback matters in the public and private sector.
“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, the Anti-Money Laundering Act of 2020, the Money Laundering Control Act, the rules and regulations thereunder and any similar Applicable Laws relating to money laundering, terrorist financing, or financial recordkeeping and recording requirements administered or enforced by any United States of America governmental agency.
“Applicable Law” means, with respect to any Person, any constitution, statute, law, rule, regulation, code, ordinance, treaty, judgment, order or any published directive, guideline, requirement or other governmental rule or restriction which has the force of law, by or from a court, arbitrator or other Governmental Authority having jurisdiction over such Person or any of its properties, as in effect from time to time, including as of the date of this Agreement or as of any date hereafter.
“Applicable Regulations” means the final regulations located at 10 C.F.R. Part 611 and any other applicable regulations from time to time promulgated by DOE under Section 136.
“Application” has the meaning given to such term in the preliminary statements.
“Attributable Debt” means as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate of nine and a half percent (9.5%) per annum) required to be paid by such person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“ATVs” has the meaning given to the term “advanced technology vehicles” in the Applicable Regulations.

“ATVM Program” means the Advanced Technology Vehicles Manufacturing Incentive Program authorized by Section 136 and administered by DOE.
“Authorized Transmitter” means, with respect to delivery of documentation: (a) by any Borrower Entity to DOE, the list of individuals designated as Authorized Transmitters set forth in the incumbency certificate delivered by such Borrower Entity to DOE on the Execution Date, as updated or modified, upon written notice to DOE, from time to time; and (b) to FFB, each of the individuals listed on the Certificate Specifying Authorized Borrower Officials.
“Available Liquidity” means as of any date of determination, the sum of (a) the Total Available Revolving Commitments (including any unused commitment under the Supplemental RCF Credit Agreement, the 364-Day Revolving Credit Agreement, any Incremental Revolving Facility or any Permitted Additional Senior Facility) plus (b) the Borrower’s consolidated total cash and cash equivalents and total marketable securities less FMCC’s total cash and cash equivalents and total marketable securities, in each case, as reported in the footnote to Borrower’s financial statements labeled “Cash, Cash Equivalents, and Marketable Securities” set forth in Borrower’s most recent annual report on Form 10- K or quarterly report on Form 10-Q, as applicable, filed with the SEC (excluding (i) such amounts held or owned by Foreign Subsidiaries and (ii) restricted cash).
“Available Liquidity Requirement” means the requirement under Section 9.01 (Available Liquidity).
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” has the meaning given to such term in the preamble hereto.
“Borrower Entity” means each of:
(a)    the Borrower;
(b)    the Facility Owner Parent;
(c)    the Facility Owner; and
(d)    the Kentucky IRB Subsidiary.
“Borrower Instruments” has the meaning given to such term in Section 3.2 (Borrower Instruments) of the Note Purchase Agreement.
“Borrower Intellectual Property” means the collective reference to all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Borrower Permitted Liens” means:
(a)    Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;
(c)    permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;
(d)    leases, licenses, subleases or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;
(e)    pledges or deposits made in the ordinary course of business or statutory Liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or Liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;
(f)    Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Borrower or any of its Subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;
(g)    purchase money Liens on property (other than shares of Capital Stock or Indebtedness) existing at the time of acquisition (including acquisition through amalgamation, merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within sixty (60) days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof or to secure Indebtedness provided, or guaranteed, by a Governmental Authority to finance research and development, limited in each case to the property purchased (or developed) with the proceeds thereof;
(h)    Liens in existence on the Execution Date; provided that no such Lien is spread to cover any additional property after the Execution Date and that the amount of Indebtedness secured thereby is not increased (except as otherwise permitted by this Agreement);
(i)    Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary of the Borrower; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary of the Borrower; provided further, however, that any such Lien may not extend to any other property owned by the Borrower or any Subsidiary of the Borrower;
(j)    Liens on property at the time the Borrower or a Subsidiary of the Borrower acquires the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Subsidiary of the Borrower; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Borrower or any Subsidiary of the Borrower;

(k)    any Lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any Lien permitted by clause (g), (h), (i), (j) and (v) of this definition or this paragraph (k) without any change in the assets subject to such Lien
(l)    any Lien arising out of claims under a judgment or award rendered or claim filed so long as such judgments, awards or claims do not constitute a Default;
(m)    any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;
(n)    Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;
(o)    Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under this Agreement;
(p)    Liens securing Indebtedness or other obligations of a Subsidiary of the Borrower owing to the Borrower or a Subsidiary Guarantor;
(q)    Liens under industrial revenue, municipal or similar bonds;
(r)    Liens on securities accounts (other than Liens to secure Indebtedness);
(s)    statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Borrower or any of its Subsidiaries under Environmental Laws to which any assets of the Borrower or any such Subsidiaries are subject;
(t)    a Lien granted by the Borrower or any of its Subsidiaries to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties;
(u)    servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the property and assets of the Borrower consisting of real property; provided that the same are complied with; and
(v)    Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Borrower or any Subsidiary Guarantor; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed, at any time, the lesser of (x) four billion Dollars ($4,000,000,000) and (y) seven and a half percent (7.5%) of Consolidated Net Tangible Company Excluding FMCC Assets at such time.
“BOSK” has the meaning given to such term in the preliminary statements.
“BOSK Loan” has the meaning given to such term in the preliminary statements are not necessary.
“BOSK Loan Agreement” has the meaning given to such term in the preliminary statements.

“BOSK Loan Execution Date” has the meaning given to such term in the preliminary statements.
“BOSK Note Purchase Agreement” means the Note Purchase Agreement entered into between BOSK, the Secretary of Energy and FFB prior to the BOSK Loan Execution Date
“BOSK Principal Instruments” means each of the documents or instruments required to be delivered by the Secretary of Energy pursuant to Section 4.2 (Delivery of Principal Instruments by the Secretary to FFB) of the BOSK Note Purchase Agreement.
“BOSK Security Documents” has the meaning given to such term in the BOSK Loan Agreement.
“Broker’s Letter of Undertaking” means each letter delivered or to be delivered by the Borrower’s insurance broker to DOE, substantially in the form set out in Annex A (Form of Broker’s Letter of Undertaking) to Schedule 7.03 (Insurance) or any other form reasonably acceptable to DOE.
“Business Day” means any day on which FFB and the Federal Reserve Bank of New York are both open for business.
“Capital Lease” means, for any Person, any lease of (or other agreement conveying the right to use) any property or equipment of such Person that would be required, in accordance with the Designated Standards, to be capitalized and accounted for as a capital or financing lease on a balance sheet of such Person.
“Capital Stock” any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, excluding, for all purposes, any indebtedness of such Person for borrowed money that is convertible into or exchangeable for any of the foregoing.
“Certificate Specifying Authorized Borrower Officials” has the meaning given to such term in the Note Purchase Agreement.
“CFIUS” means the Committee on Foreign Investment in the United States.
“Change of Control” means the occurrence of (a) more than 50% of the Voting Stock of the Borrower being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Borrower within the meaning of Section 13(d)(3) of the Exchange Act, (b) Continuing Directors ceasing to constitute at least a majority of the board of directors of the Borrower, (c) any failure of the Borrower to own and Control directly one hundred percent (100%) (by both vote and value) of the Equity Interests of the Facility Owner or the Facility Owner Parent or (d) any failure of the Facility Owner Parent to own and Control directly one hundred percent (100%) (by both vote and value) of the Equity Interests of the Facility Owner.
“Closing Certificate” has the meaning given to such term in Section 5.01(g)(i) (Execution Date Certificates).
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means (i) the Borrower’s right, title and interest in and to the Facility Sites which is subject to the Lien granted, or purported or intended to have been granted, pursuant to the Mortgages; (ii) the Loss Proceeds Account which is subject to the Lien granted pursuant to the Accounts Agreement and (iii) the collateral described under the IRB Bond Pledge Agreement.
“Collateral Agent” means Citibank, N.A., acting through its Agency and Trust business, in its capacity as collateral agent for the benefit of the Secured Parties, or any successor collateral agent appointed by DOE from time to time.
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code.
“Compliance Certificate” has the meaning given to such term in Section 8.01(b) (Compliance Certificates).
“Comptroller General” means Comptroller General of the United States.
“Consolidated Company Excluding FMCC Total Assets” means at any date, the total assets of the Borrower and its consolidated Subsidiaries (excluding FMCC and its consolidated subsidiaries) as of the most recent consolidated financial statements of the Borrower delivered pursuant to Section 8.01(a) (Borrower Financial Statements).
“Consolidated Net Tangible Company Excluding FMCC Assets” means the sum of (a) the aggregate amount of the assets (less applicable reserves and other properly deductible items) of the Borrower and its consolidated Subsidiaries (excluding FMCC and its consolidated subsidiaries) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, plus (b) the Borrower’s equity in the net assets of FMCC and its consolidated subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements the Borrower and its consolidated Subsidiaries delivered pursuant to Section 8.01(a) (Borrower Financial Statements) prepared in accordance with GAAP.
“Consolidated Company Excluding FMCC Total Assets” means at any date, the total assets of the Borrower and its consolidated Subsidiaries (excluding FMCC and its consolidated subsidiaries) as of the most recent consolidated financial statements of the Borrower delivered pursuant to Section 8.01(a) (Borrower Financial Statements).
“Consolidated Total Assets” means at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.
“Contest Claim” means any Tax or any Lien or other claim or payment of any nature.
“Continuing Director” means, at any date, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Execution Date, (b) who has been elected as a member of such board of directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); and the words “Controlling,” “Controlled,” and similar constructions shall have corresponding meanings.
“Controlled Affiliate” means, as to any Person, any other Person that directly or indirectly is controlled by, such Person. As used in this definition, “control” (including, with its correlative meaning, “controlled by”) as used with respect to any Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).
“Copyrights” means any and all: (a) copyright rights in any work subject to copyright laws of the United States or any other jurisdiction, whether as author, assignee, transferee or otherwise, including Mask Works (as defined under 17 U.S.C. § 901 of the U.S. Copyright Act) (in each case, whether registered or unregistered); and (b) registrations and applications for registration of any such copyrights, including registrations, extensions, renewals recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any foreign equivalent office.
“CPA Goods” means any equipment, materials or commodities procured, contracted or obtained for the Project, the cost of which has been or is projected to be paid or reimbursed with proceeds of any Advance, and that have been or will be transported by ocean vessel.
“Credit Subsidy Cost” means the “cost of a direct loan,” as defined in Section 502(5)(B) of FCRA.
“Critical Intellectual Property” means any Intellectual Property that is critical to or otherwise inextricably embedded in the Project.
“Currency of Denomination” has the meaning given to such term in Section 11.06 (Judgment Currency).
“Data Protection Laws” means any and all foreign or domestic (including U.S. federal, state and local) Applicable Laws relating to the privacy, security, notification of breaches, Processing of any data or information that identifies or can be used to identify an individual, household or device, whether directly or indirectly, in each case, in any manner applicable to the Borrower, including, to the extent applicable, Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45) and other consumer protection laws, GDPR, CCPA, CPRA, PIPEDA, biometric data and genetic testing laws.
“Debarment Regulations” means all of the following: (a) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 – 9.409; and (b) the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 2 C.F.R. 200.214 implementing Executive Orders 12549 and 12689, and 2 C.F.R. Part 180, as supplemented by 2 C.F.R. Part 901.
“Debt” has the meaning given to such term in Section 9.05 (Negative Pledge).
“Default” means any event or circumstance that with the giving of notice, the lapse of time, or both would become an Event of Default.

“Designated Standard” means:
(a)    with respect to the Borrower, GAAP;
(b)    with respect to any other Person, any of GAAP, IFRS, or other applicable and appropriate generally accepted accounting principles to which such Person is subject and that may be applicable thereto from time to time.
“Disposition” means, with respect to any property or assets, any single or series of related sales, transfers, conveyances, leases, licenses or other dispositions thereof, and the terms “Dispose” and “Disposed of” shall have correlative meanings; provided, that the term “Disposition” shall not include the creation or existence of any Permitted Lien, so long as no ownership is transferred to any party pursuant thereto.
“DOE” has the meaning given to such term in the preamble hereto.
“DOE Extraordinary Expenses” means, in connection with any technical, financial, legal or other difficulty experienced by the Project (e.g. engineering failure or financial workouts) that requires DOE to incur time or documented, out-of-pocket expenses (including third party expenses) beyond standard monitoring and administration of the Financing Documents, the amounts that DOE reasonably determines are required to: (a) reimburse DOE’s additional internal administrative costs (including any costs to determine whether an amendment or modification would be required that could constitute a “modification” (as defined in Section 502(9) of FCRA)); and (b) any related fees and expenses of the Secured Party Advisors to the extent such fees and expenses are incurred directly by DOE and to the extent such Secured Party Advisors are not paid directly by or on behalf of the Borrower.
“Dollars” or “USD” or “$” means the lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
“Electronic Format” means an unalterable electronic format (including Portable Document Format (.pdf)) with a reproduction of signatures where required or such other format as shall be mutually agreed between the Borrower and DOE.
“Electronic Signature” has the meaning given to such term in Section 11.18 (Counterparts; Electronic Signatures).
“Eligible Applicant” has the meaning given to such term in the Applicable Regulations.
“Eligible Project” has the meaning given to such term in the Applicable Regulations.
“Employee Benefit Plan” means, collectively, (a) all “employee benefit plans” (as defined in Section 3(3) of ERISA), other than any Multiemployer Plans, which are maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate makes, or is obligated to make, contributions or with respect to which the Borrower or any ERISA Affiliate has or is likely to incur any liability or obligation and (b) all Pension Plans.
“Environmental Claim” means any and all obligations, liabilities, losses, abatements, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations, proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages) or penalties relating in any way to any Environmental Law or any Governmental Approval issued under any such Environmental Law, including (a) any and all Indemnity Claims by any Governmental Authority or other Persons for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Indemnity Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or the violation or alleged violation of any Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to human health, safety or the environment.
“Environmental Law” means any and all applicable foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Applicable Law (including common law) regulating, relating or imposing liability or standards of conduct concerning (i) protection of human health or safety, the environment or natural resources; or (ii) the presence, Release or threatened Release, generation, use, management, handling, transportation, treatment, storage, or disposal of Hazardous Substances, in each case of clauses (i) and (ii) above as now or may at any time hereafter be in effect.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including partnership interests, limited liability interests and trust beneficial interests, in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Event of Default” has the meaning given to such term in Section 10.01 (Events of Default).
“Event of Force Majeure” means an event or circumstance beyond the reasonable control of, and not the result of the fault or negligence of, the Borrower and/or the Facility Owner, as the case may be, and that could not have been prevented by the exercise of reasonable diligence by the Borrower and/or the Facility Owner, as the case may be, including any act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, strike or other material labor disruption, act of war, act or threat of terrorism or riot or civil commotion.
“Event of Loss” means any condemnation or taking (including by any Governmental Authority) of any portion of the Project or Collateral, or any other event that causes any portion of the Project or Collateral to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including through a failure of title (or defect therein) or any damage, destruction or loss of such property.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Excluded Subsidiary” means collectively (a) FMCC and each Subsidiary thereof, (b) Ford Motor Land Development Corporation, a Delaware corporation, and each Subsidiary thereof, (c) any Subsidiary that is prohibited by any applicable Requirements of Law from guaranteeing the Obligations (as defined under the Existing Credit Agreement), (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) subject to Section 6.7(c) of the Existing Credit Agreement, any Subsidiary that is a bona fide joint venture and (f) any Foreign Subsidiary Holding Company.

“Execution Date” means the date on which all of the conditions precedent set out in Section 5.01 (Conditions Precedent to the Execution Date) have been satisfied or waived and this Agreement is fully executed and delivered by all parties thereto.
“Execution Date Conditions Precedent” means the conditions precedent to DOE’s obligation to deliver to FFB the Principal Instruments as set forth in Section 5.01 (Conditions Precedent to the Execution Date).
“Existing Credit Agreement” means that certain Credit Agreement, dated as of December 15, 2006 among the Borrower, the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions and entities from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Banco Bradesco S.A., as Brazilian administrative agent, JPMorgan Chase Bank, N.A., acting through its Hong Kong branch, as RMB administrative agent, and each other party from time to time party thereto, as the same may be further amended, supplemented, restated or otherwise modified from time to time.
“Existing KY Fee Mortgage” has the meaning given to such term in the preliminary statements.
“Existing KY Mortgage” has the meaning given to such term in the preliminary statements.
“Existing Lease Agreement” has the meaning given to such term in the preliminary statements.
“Existing Notes” means the senior unsecured notes of the Borrower issued pursuant to the Existing Notes Indentures.
“Existing Notes Indentures” means, collectively, (a) the Indenture, dated as of February 15, 1992, between the Borrower and The Bank of New York, as trustee, and (b) the Indenture, dated as of January 30, 2002, between the Borrower and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as trustee.
“Exploit” means make, manufacture, use, reproduce, distribute, display, perform, create derivative works of, practice, offer to sell, sell, import, export, supply, repair, refurbish, recycle and otherwise exploit.
“Facility” means each of:
(a)    the Kentucky Facility 1; and
(b)    the Kentucky Facility 2.
“Facility Owner” has the meaning given to such term in the preliminary statements.
“Facility Owner Parent” means Ford Energy LLC, a Delaware limited liability company.
“Facility Site” means the Real Property on which the applicable Facility is situated, as further described in Schedule 6.14 (Facility Site).
“FCRA” means the Federal Credit Reform Act of 1990, P.L. 101-508, 104 Stat. 1388-609 (1990), as amended by P.L. 105-33, 111 Stat. 692 (1997).
“Federal Funding” means any funds obtained from the United States or any agency or instrumentality thereof, including funding under any grant or loan program, other than under the Inflation Reduction Act of 2022 and is implementing regulations.

“FFB” means the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury.
“FFB Document” means each of:
(a)    the Program Financing Agreement;
(b)    the Note Purchase Agreement;
(c)    each Note;
(d)    the Secretary’s Affirmation; and
(e)    any other documents, certificates, and instruments required in connection with the foregoing.
“FMCC” means Ford Motor Credit Company LLC, a Delaware limited liability company.
“Financial Advisor” means Deloitte Consulting LLP, or such other advisor appointed from time to time by DOE to act as financial consultant in connection with the Project.
“Financial Officer” means, with respect to any Person, the general manager, any director, the chief financial officer, the controller, the treasurer or any assistant treasurer, any vice president of finance or any assistant vice president of finance or any other vice president or assistant vice president with significant responsibility for the financial affairs of such Person.
“Financial Statements” means, with respect to any Person, for any period, the balance sheet of such Person as at the end of such period and the related statements of income, stockholders’ equity and cash flows for such period and for the period from the beginning of the then-current Fiscal Year to the end of such period, together with all notes thereto (if any) and with, where applicable, comparable figures for the corresponding period of the previous Fiscal Year, each prepared (except where otherwise noted herein) in accordance with the Designated Standard.
“Financing Document” means each of:
(a)    this Agreement;
(b)    each Funding Agreement;
(c)    each Security Document;
(d)    the Omnibus Agreement; and
(e)    each other certificate, document, instrument or agreement executed and delivered by any Borrower Entity for the benefit of any Secured Party in connection with any of the foregoing.
“Financing Document Amounts” means any amounts payable or allegedly payable by the Borrower to FFB under any provision of any Financing Document, other than Section 4.01 (Reimbursement and Other Payment Obligations).
“First Principal Payment Date” means April 15, 2030.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien:
(a)    has been validly created and perfected under all Applicable Law;
(b)    is the only Lien to which such Collateral is subject, other than any Permitted Lien; and
(c)    is the most senior Lien on such Collateral, other than Permitted Liens.
“Fiscal Quarter” means the three (3)-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.
“Fiscal Year” means with respect to:
(a)    the Borrower, the period beginning on January 1 and ending on December 31; and
(b)    any other Person, such Person’s financial year.
“FMCC” means Ford Motor Credit Company LLC, a Delaware limited liability company.
“Facility Owner” has the meaning given to such term in the preliminary statements.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement not subject to ERISA or Section 4975 of the Code, including any defined benefit pension plan, that is maintained, contributed to or sponsored by the Borrower or any of its Subsidiaries for the benefit of employees employed outside the United States, other than any such plan, program, policy, arrangement or agreement that is funded through a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means a Subsidiary substantially all of the Net Book Value of whose assets consists of Capital Stock of Foreign Subsidiaries.
“Foreign Plan Event” means, with respect to any Foreign Plan:
(a)    the existence of unfunded liabilities in excess of the amount permitted under any Applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority;
(b)    the failure to make the required contributions or payments, under any Applicable Law, on or before the due date for such contributions or payments;
(c)    the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan, or alleging the insolvency of any such Foreign Plan;
(d)    the incurrence of liability by the Borrower or any of its Subsidiaries under Applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein; or
(e)    the occurrence of any transaction involving the Borrower or any of its Subsidiaries with respect to such Foreign Plan that is prohibited under any Applicable Law and that would reasonably be expected to result in the incurrence of any liability to the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any non-compliance with any Applicable Law with respect to such Foreign Plan.
“Funding Agreement” means each of:
(a)    the Program Financing Agreement;
(b)    the Note Purchase Agreement;
(c)    the Note; and
(d)    the Secretary’s Affirmation.
“Funds Withdrawal/Transfer Certificate” has the meaning given to such term in the Accounts Agreement.
“Funded Debt” means all Debt having a maturity of more than twelve (12) months from the date of the most recent balance sheet of the Borrower and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond twelve (12) months from the date of such balance sheet at the option of the borrower thereof.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that is or may be deemed given or withheld by failure to act within a specified time period.
“Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, with jurisdiction to exercise any executive, legislative, judicial, regulatory, or administrative function of government.
“Governmental Judgment” means, with respect to any Person, any judgment, order, decision or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.
“Guarantee Reinstatement Date” means the first date following May 23, 2012 or any Guarantee Release Date on which the Index Debt fails to maintain at least two of the following three ratings: at least Baa3 by Moody’s, at least BBB- by Fitch and/or at least BBB- by S&P.
“Guarantee Release Date” means the first date following any Guarantee Reinstatement Date on which the Index Debt has at least two of the following three ratings: at least Baa3 by Moody’s, at least BBB- by Fitch and/or at least BBB- by S&P.
“Hazardous Substance” means any substances, chemicals, materials or wastes defined, listed, classified or regulated as hazardous, toxic or a pollutant or contaminant in, or for which standards are imposed by any Governmental Authority or under, any applicable Environmental Laws, including (a) any petroleum or petroleum by-products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, per- and polyfluoroalkyl substances, and polychlorinated biphenyls, noise, odor and vibration; and (b) any other chemical, material or substance of which the import, storage, transport, use, Release, or disposal of, or exposure to is prohibited, limited or otherwise regulated under any Environmental Law.
“HCKY” means Hardin County, Kentucky.
“IC Violation Notice” has the meaning given to such term in Section 7.19(b) (International Compliance Directives).
“IFRS” means the International Financial Reporting Standards, adopted by the International Accounting Standards Board, as in effect from time to time.
“Incremental Revolving Facility” has the meaning given to such term in the Existing Credit Agreement.
“Indebtedness” as to any Person at any date, all indebtedness of such Person for borrowed money.
“Indemnified Liability” has the meaning given to such term in Section 11.07(a) (Indemnification).
“Indemnified Party” has the meaning given to such term in Section 11.07(a) (Indemnification).
“Indemnity Claims” has the meaning given to such term in Section 11.07(a) (Indemnification).
“Independent Engineer” means Parsons Government Services Inc., or such other Person appointed from time to time by DOE to act as technical advisor engineer in connection with the Project.
“Index Debt” means senior, unsecured, long-term Indebtedness of the Borrower.
“Initial Subsidiary Guarantor” means each Subsidiary listed on Schedule B (Initial Subsidiary Guarantors).
“Insolvency Proceeding” means, with respect to any Person, any one or more of the following under any Applicable Law, in any jurisdiction and whether voluntary or involuntary:
(a)    any bankruptcy, insolvency, liquidation, company reorganization, restructuring controlled management, suspension of payments or scheme of arrangement, or rehabilitation with respect to such Person;
(b)    any appointment of a provisional or interim liquidator, receiver, trustee, administrative receiver or other custodian for all or any substantial part of the property of such Person;
(c)    any notification, resolution or petition for winding up or similar proceeding with respect to such Person; or
(d)    any issuance of a warrant or attachment, execution or similar process against all or any substantial part of the property of such Person.
“Insurance Consultant” means Willis Towers Watson Northeast, Inc., or such other Person appointed from time to time by DOE to act as insurance consultant in connection with the Project.

“Intellectual Property” means any and all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including rights, priorities, and privileges with respect to any and all of the following, as they exist anywhere in the world, whether registered or unregistered and including all registrations, issuances and applications therefor (whether or not any such applications are modified, withdrawn, abandoned or resubmitted) and all extensions and renewals thereof:
(a)    Patents;
(b)    Trademarks;
(c)    Copyrights;
(d)    Software;
(e)    trade secrets, know-how, inventions, processes, procedures, algorithms, Source Code, databases, concepts, ideas, research or development information, techniques, technical information and data, specifications, methods, discoveries, modifications, extensions, customer and supplier lists, and other confidential information and proprietary information and rights, in each case, whether or not reduced to a writing or other tangible form (collectively, “Trade Secrets”);
(f)    domain names, internet addresses and other computer identifiers;
(g)    designs, and rights in databases and data compilations; and
(h)    all other intellectual property or industrial property rights and all rights corresponding thereto throughout the world.
“Intended Prepayment Date” means the date identified in the Prepayment Election Notice as the particular date on which the Borrower intends to make the prepayment specified therein, which date must be a Business Day and shall not be on a Payment Date or the last day of any Fiscal Quarter.
“International Compliance Directives” means:
(a)    Anti-Corruption Laws; and
(b)    all Sanctions.
“IRB Bond Agreement” means that certain Bond Agreement, dated as of December 1, 2023, by and between the HCKY, BOSK and the Kentucky IRB Subsidiary, as amended by the First Amendment to Bond Agreement, dated as of December 13, 2024, as assigned to the Borrower pursuant to the IRB Bond Assignment, as amended by that certain Second Amendment to Bond Agreement, dated as of the date hereof.
“IRB Bond” means that Specimen Series 2023 Bond, issued on December 1, 2023, as cancelled and reissued on December 13, 2024, and as cancelled and reissued as of the date hereof.
“IRB Bond Assignment” means that certain Assignment and Assumption of Bond Documents dated as of the date hereof between the Facility Owner, Kentucky IRB Subsidiary and BOSK.

“IRB Bond Pledge Agreement” means that certain Amended and Restated Bond and Equity Pledge Agreement dated as of the date hereof between the Facility Owner, Kentucky IRB Subsidiary, Collateral Agent and HCKY.
“IRB Financing Documents” means the following: (a) the IRB Lease Agreement, (b) the Assignment of Lease Agreement dated as of December 1, 2023 by HCKY to Kentucky IRB Subsidiary, (c) the IRB Bond Agreement, (d) the Quitclaim Deed dated as of December 28, 2023 by and between BOSK and HCKY, recorded with the Office of the Clerk of HCKY on December 28, 2023 in Deed Book 1562, Page 1261, (e) the Bill of Sale dated as of December 28, 2023, (f) the In-Lieu of Tax Payments Agreement dated as of December 1, 2023 between BOSK and HCKY, as assigned to the Facility Owner pursuant to that certain Assignment and Assumption of PILOT Agreements, dated as of the date hereof, between BOSK and the Facility Owner, as amended by the Amendment No. 1 to In-Lieu of Tax Payments Agreement dated as of the date hereof between the Facility Owner and HCKY, (g) the Payment in Lieu of Taxes Agreement dated as of December 21, 2023 between the Borrower and the Board of Education of Hardin County, Kentucky, as assigned to the Facility Owner pursuant to that certain Assignment and Assumption of PILOT Agreements, dated as of the date hereof, between BOSK and the Facility Owner, (h) the Disbursement and Payment Agreement dated as of December 1, 2023 by and among HCKY, BOSK, and the Kentucky IRB Subsidiary, as assigned to the Facility Owner pursuant to the IRB Bond Assignment and amended by that certain First Amendment to Disbursement and Payment Agreement, dated as of the date hereof, among the Facility Owner, the Kentucky IRB Subsidiary and HCKY and (i) the IRB Bond.
“IRB Indebtedness” means the Indebtedness incurred by the Borrower under the IRB Financing Documents.
“IRB Lease Agreement” means the Existing Lease Agreement, as assigned to the Facility Owner pursuant to that certain Assignment and Assumption of Lease, dated as of the date hereof, as amended by that certain Third Amendment to Lease Agreement, dated as of the date hereof.
“IT Systems” has the meaning given to such term in Section 6.38(a) (Information Technology; Cyber Security).
“Judgment Currency” has the meaning given to such term in Section 11.06 (Judgment Currency).
“KEDFA” means the Kentucky Economic Development Finance Authority.
“KEDFA Financing Documents” means the KEDFA Forgivable Loan Agreement, and that certain amended and restated promissory note dated as of the date hereof.
“KEDFA Forgivable Loan Agreement” means that certain Amended and Restated Forgivable Loan Agreement, dated as of the date hereof, by and between the Borrower and KEDFA.
“KEDFA Indebtedness” means the Indebtedness incurred by the Borrower under the KEDFA Financing Documents.
“Kentucky Facilities Fee Mortgage” has the meaning given to such term in the preliminary statements.
“Kentucky Facilities Leasehold Mortgage” has the meaning given to such term in the preliminary statements.

“Kentucky Facility 1” means the Borrower’s manufacturing plant and associated improvements in Hardin County, Kentucky on the Kentucky Facility 1 Site.
“Kentucky Facility 1 Site” means the Real Property on which the Kentucky Facility 1 is situated, as further described in Schedule 6.14 (Facility Sites).
“Kentucky Facility 2” means the Borrower’s battery manufacturing plant and associated improvements in Hardin County, Kentucky on the Kentucky Facility 2 Site.
“Kentucky Facility 2 Site” means the Real Property on which the Kentucky Facility 2 is situated, as further described in Schedule 6.14 (Facility Sites).
“Kentucky IRB Subsidiary” means 2022 Battery Park, LLC, a limited liability company organized and existing under the laws of the Commonwealth of Kentucky.
“Knowledge” means, with respect to:
(a)    the Borrower, the actual knowledge of any Principal Persons of the Borrower or any knowledge that should have been obtained by any Principal Person of the Borrower upon reasonable investigation and inquiry; and
(b)    any other Person, the actual knowledge of any such Person or any knowledge that should have been obtained by such Person upon reasonable investigation and inquiry.
“Late Charge” has the meaning given to such term in the Note.
“Late Charge Rate” has the meaning given to such term in the Note.
“Lease” means any agreement that would be required to be characterized as an operating lease by the Designated Standards.
“Lender Force Majeure Event” means any circumstance beyond the control of any Secured Party or such party’s respective agents, including any act or provision of any present or future law or regulation of any Governmental Authority (other than FFB or DOE, unless DOE or FFB, as the case may be, is issuing such regulation in compliance with Applicable Law), any act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, strike or other material labor disruption, act of war, act of terrorism, riot, civil commotion, lapse of the statutory authority of the United States Department of the Treasury to raise cash through the issuance of Treasury debt instruments, the unavailability of the Federal Reserve Bank wire, disruption or failure of the Treasury Financial Communications System or other wire or communication facility, closure of the federal government, unforeseen or unscheduled closure or evacuation of such Secured Party’s office or any other similar event.
“Lien” means, with respect to any asset:
(a)    any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, license, charge or security interest in, on or of such asset;
(b)    the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(c)    in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” has the meaning given to such term in Section 2.01(a) (Purchase of Note).
“Loss Proceeds” means all proceeds (other than any proceeds of business interruption or delay in start-up insurance and proceeds covering liability of the Borrower to third parties) resulting from an Event of Loss with respect to the Collateral.
“Loss Proceeds Account” has the meaning given to such term in the Accounts Agreement.
“Mandatory Prepayment” means the prepayment of any outstanding Loans, in whole or in part, pursuant to Section 3.05(c) (Mandatory Prepayments).
“Mandatory Prepayment Amounts” has the meaning given to such term in Section 3.05(c)(i) (Mandatory Prepayments).
“Mandatory Prepayment Event” has the meaning given to such term in Section 3.05(c)(i) (Mandatory Prepayments).
“Manufacturing Subsidiary” means a Subsidiary of Borrower which owns or leases a Principal Domestic Manufacturing Property.
“Market Advisor” means Deloitte Consulting LLP, or such other Person appointed from time to time by DOE to act as market consultant in connection with the Project.
“Material Adverse Effect” means a material and adverse effect on:
(a)    the financial condition of the Borrower and its Subsidiaries taken as a whole;
(b)    the validity or enforceability of this Agreement or any other Financing Document; or
(c)    the rights and remedies of DOE or any other Secured Party under this Agreement or any other Financing Document.
“Maturity Date” means July 15, 2040.
“Maximum Loan Amount” has the meaning given to such term in Section 2.01(a) (Purchase of Note).
“Modifying Agreement” has the meaning given to such term in Section 11.01 (Waiver and Amendment).
“Mortgages” means (a) the Kentucky Facilities Fee Mortgage and (b) the Kentucky Facilities Leasehold Mortgage.
“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) that is subject to Title IV of ERISA which the Borrower or any ERISA Affiliate contributes to or participates in, or with respect to which the Borrower or any ERISA Affiliate has any liability or other obligation (whether accrued, absolute, contingent or otherwise).

“Net Amount” means, with respect to any proceeds received by the Borrower, the total amount of such proceeds minus (a) any Taxes paid or payable in connection with such proceeds; and (b) any external legal or other customary fees, costs and expenses, including filing fees incurred to obtain or in connection with obtaining such proceeds (and excluding any amount paid or payable to any Affiliate of the Borrower).
“Net Book Value” means with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.
“New Guarantee” means a guarantee agreement to be executed and delivered by (a) each Principal Domestic Subsidiary and (b) each Initial Subsidiary Guarantor that is then a Domestic Subsidiary and not a Foreign Subsidiary Holding Company, pursuant to Section 6.7(a) of the Existing Credit Agreement upon the occurrence of a Guarantee Reinstatement Date, substantially in the form of Exhibit D of the Existing Credit Agreement.
“New Guarantee Period” means a period from and including the 30th day after any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“New Guarantor” means at any time, a Subsidiary that is a party to a New Guarantee at such time.
“Note” means the assigned Original Note issued by BOSK in favor of FFB in accordance with the Funding Agreements to induce FFB to advance funds thereunder to BOSK, as assigned by BOSK to the Borrower, and assumed by the Borrower from BOSK, pursuant to that certain Assignment and Assumption of Note, dated as of the date hereof, as such note may be amended, supplemented, substituted and restated from time to time in accordance with its terms.
“Note Obligations” means, collectively, the unpaid principal of and interest on the Advance made under the Note, the Note Reimbursement Obligations and all other obligations and liabilities of the Borrower (including (i) interest accruing at the then-applicable rate provided in the Funding Agreements after maturity of the Advance and Reimbursement Obligations and Post-Petition Interest and (ii) any Ford Retained Obligations (as defined under the Omnibus Agreement)) to DOE or FFB or any subsequent holder or holders of such Note (on any portion thereof), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, the Note Purchase Agreement, the Program Financing Agreement or the Security Documents, in each case whether on account of principal, interest, charges, expenses, fees, external attorneys’ or other Secured Party Advisors’ fees and disbursements, reimbursement obligations, prepayment premiums, indemnities, costs, or otherwise (including all fees and the Advance made with respect to the Note of DOE or FFB or any subsequent holder or holders of such Note (or any portion thereof) that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
“Note Purchase Agreement” means the Note Purchase Agreement entered into between the BOSK, the Secretary of Energy and FFB prior to the Execution Date.
“Note Reimbursement Obligations” means any Reimbursement Obligations of the Borrower to DOE arising under, out of, pursuant to or in connection with the Note.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” has the meaning given to such term in Exhibit B (Form of Officer’s Certificate).
“OMB” means the Office of Management and Budget of the Executive Office of the President of the United States.
“Omnibus Agreement” has the meaning given to such term in the Preliminary Statements.
“Opinion of Borrower’s Counsel re: Borrower Instruments” has the meaning given to such term in the Note Purchase Agreement.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice (or as contemplated by such Person’s business plan).
“Original Note” has the meaning given to such term in the preliminary statements.
“Organizational Documents” means, with respect to:
(a)    any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended;
(b)    any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended;
(c)    any general partnership, its partnership agreement, as amended; and
(d)    any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.
“Other Guarantee Obligations” means as to any Person, any obligation of such Person guaranteeing any Indebtedness of any other Person. The amount of any Other Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Outstanding Amount” means (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (c) with respect to hedging obligations, the aggregate amount recorded by the Borrower or any Subsidiary as its termination liability thereunder, (d) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Borrower or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.
“Overdue Amount” means any amount owing under the Note that is not paid when and as due.
“Patents” means any and all (a) patents, certificates of invention, and other patent or similar industrial property rights, all registrations and recordings thereof, and all applications for patents of the

United States or any other jurisdiction, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any foreign equivalent office; and (b) reissues, reexaminations, continuations, divisionals, continuations-in-part, renewals, interferences or extensions thereof, and the inventions or designs disclosed or claimed therein (including the right to make, use, offer to sell, sell and/or import such inventions or designs).
“Payment Date” means each January 15, April 15, July 15, October 15, or, in each case, if such day is not a Business Day, the next Business Day.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means an “employee pension plan” (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan that is:
(a)    maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate makes, or is obligated to make, contributions or has any liability or obligation; and
(b)    subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.
“Permit” has the meaning given to such term in Section 6.08 (Approvals, Permits and Consents).
“Permitted Additional Senior Facility” has the meaning given to such term in the Existing Credit Agreement.
“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Applicable Law, Contest Claim, or other matter (legal, contractual or other) by appropriate proceedings timely instituted if: (a) the applicable Borrower Entity diligently pursues such contest; (b) the applicable Borrower Entity establishes adequate reserves with respect to the contested claim to the extent required by the Designated Standard; and (c) such contest: (i) could not reasonably be expected to have a Material Adverse Effect or Project Material Adverse Effect; (ii) does not involve any material risk or danger of any criminal or unindemnified civil liability being incurred by any Secured Party; and (iii) does not involve the risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on the Project, any Facility, or the Collateral or the impairment of the use, operation or maintenance of the Project, any Facility or any Facility Site.
“Permitted Holders” means holders of the Borrower’s Class B Stock on the Execution Date and other holders of such Capital Stock from time to time; provided that such holders satisfy the qualifications set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Borrower’s Restated Certificate of Incorporation as in effect on the Existing Credit Agreement’s closing date.
“Permitted Liens” means:
(a)    any Liens securing the Secured Obligations;
(b)    Liens for any taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Borrower Entity in conformity with GAAP;
(c)    Liens identified in any Title Policy or ALTA Survey;

(d)    zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over any Facility Site that do not and will not materially impair the development, construction, operation, or use by (or for the benefit of) the Facility Owner of the applicable Facility on such Facility Site;
(e)    covenants, conditions, restrictions, encroachments, easements, rights-of-way, licenses (other than to Intellectual Property, which is covered by clause (k) below) and other similar matters of record imposed by law or incurred in the Ordinary Course of Business or minor imperfections in title to the applicable Facility that do not in the aggregate materially impair the operation, access to or use by (or for the benefit of) the Facility Owner of the applicable Facility on such Facility Site taken as a whole;
(f)    Liens securing the IRB Indebtedness;
(g)    any other Lien affecting any Facility Site the existence of which does not and will not impair in any material respect the development, construction, operation, access to or use by (or for the benefit of) the Facility Owner of the applicable Facility on such Facility Site;
(h)    Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts;
(i)    Liens securing: (i) judgments or awards rendered or claims filed for the payment of money that do not constitute an Event of Default or (ii) appeals and the other surety bonds related thereto;
(j)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business;
(k)    (i) non-exclusive licenses or sublicenses of Intellectual Property and (ii) exclusive licenses or sublicenses of Intellectual Property granted in the Ordinary Course of Business;
(l)    [intentionally omitted];
(m)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business for amounts that are not overdue or that are being contested in accordance with Permitted Contest Provisions; and
(n)    any Liens incurred in the Ordinary Course of Business which do not exceed Fifty Million Dollars ($50,000,000) in the aggregate at any time and do not and will not materially impair the operation, access to or use by (or for the benefit of) the Facility Owner of the applicable Facility on such Facility Site.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, trust company, unincorporated organization or Governmental Authority.
“Personal Information” means any data or information that is subject to: (a) Data Protection Laws, or (b) any contractual obligations, or privacy notices or policies, binding on the Borrower relating to the Processing of any data or information that identifies or can be used to identify an individual, household or device, whether directly or indirectly.
“Plan” means at a particular time, any employee pension benefit plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is (or, if

such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Post-Petition Interest” means all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed in any such Insolvency Proceeding.
“Practice” means to practice Intellectual Property in any way, including to use, reproduce, distribute, modify, improve, make, display, perform, create derivative works of, access and utilize.
“Prepayment Election Notice” has the meaning given to such term in the Note.
“Prepayment Price” has the meaning given to such term in the Note.
“Principal Domestic Manufacturing Property” means any plant in the United States owned or leased by Borrower or any Subsidiary of Borrower, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds half percent (0.5%) of Consolidated Net Tangible Company Excluding FMCC Assets and more than seventy-five percent (75%) of the total production measured by value (as determined by any two of the following: the Chairman of the Board of Borrower, its President, any Executive Vice President of Borrower, any Group Vice President of Borrower, any Vice President of Borrower, its Treasurer or its Controller) of which in the last fiscal year prior to said date (or such lesser period prior thereto as the plant shall have been in operation) consisted of one or more of the following: cars or trucks or related parts and accessories or materials for any of the foregoing. In the case of a plant not yet in operation or of a plant newly converted to the production of a different item or items, the total production of such plant and the composition of such production for purposes of this definition shall be deemed to be Borrower’s best estimate (determined as aforesaid) of what the actual total production of such plant and the composition of such production will be in the twelve (12) months following the date as of which the determination is being made.
“Principal Domestic Subsidiary” means a Domestic Subsidiary of Borrower (other than any Excluded Subsidiary) (a) that has Consolidated Total Assets with a Net Book Value in excess of five hundred million Dollars ($500,000,000) as of the most recent audited annual financial statements delivered pursuant to Section 8.01(a) (Borrower Financial Statements) and (b) with respect to which Borrower directly or indirectly owns eighty percent (80%) or more of the Capital Stock or Voting Stock of such Domestic Subsidiary and the remaining Capital Stock of which is not publicly held.
“Principal Instruments” means each of the documents or instruments required to be delivered by the Secretary of Energy pursuant to Section 4.2 (Delivery of Principal Instruments by the Secretary to FFB) of the Note Purchase Agreement.
“Principal Persons” means, with respect to any Person, any executive officer, director, or other Person with primary management or supervisory responsibilities with respect to such Person.
“Principal Trade Names” means each of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1F of the Existing Credit Agreement and all other Trademarks consisting of or containing any of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1F of the Existing Credit Agreement or any variation or simulation thereof.
“Process” means any operation or set of operations that are performed on data or on sets of data, whether or not by automated means, including creation, receipt, maintenance, access, acquisition, use,

disclosure, transmission, storage, retention, processing, destruction, modification or transfer (including cross-border transfer), and the words “Processing” and similar constructions shall have corresponding meanings.
“Product” means: (a) battery and battery energy storage products, systems, and services, including cells, modules, and containers for stationary storage and/or electric, hybrid, or other advanced technology vehicle use and applications, and (b) any future evolution of such items
“Production Tax Credits” means any “Advanced Manufacturing Production Credits” under Section 45X of the Internal Revenue Code (26 U.S. Code § 45X) (and related regulations).
“Program Financing Agreement” means the Program Financing Agreement, dated as of September 16, 2009, as amended from time to time, between FFB and the Secretary of Energy.
“Program Requirements” means all of the following:
(a)    Section 136; and
(b)    the Applicable Regulations.
“Prohibited Jurisdiction” means any jurisdiction that:
(a)    at any time, is a country or territory that is itself the target of comprehensive country-wide or territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic region of Ukraine, and the so-called Luhansk People’s Republic region of Ukraine);
(b)    has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or
(c)    has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group of organization of which the U.S. is a member, such as the Financial Action Task Force on Money Laundering, and with which designation the U.S. representative to the group or organization continues to concur.
“Prohibited Person” means any Person:
(a)    named, identified, or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 C.F.R. Chapter V) as published by OFAC at its official website, or at any replacement website or other replacement official publication of such list;
(b)    named, identified or described on any other blocked persons list, denied persons list, entity list, debarred party list, unverified list, or other Sanctions-related list of designated persons with whom U.S. persons are in any way prohibited from conducting business, maintained by any agency or instrumentality of the United States, including OFAC, the U.S. Department of Commerce, and the U.S. Department of State;
(c)    organized, resident, domiciled, or located in a Prohibited Jurisdiction;
(d)    that is or constitutes the government of, or any Person owned or controlled by the government of, a Prohibited Jurisdiction;

(e)    which is fifty percent (50%) or more owned or controlled by, or acting for or on behalf of, any Persons described in clauses (a) to (d) above;
(f)     that is otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person subject to the jurisdiction of any Sanctions would be prohibited or restricted by such Sanctions from engaging in trade, business, or other activities);
(g)    that is debarred or suspended from contracting with the U.S. government or any agency or instrumentality thereof;
(h)    that is debarred, suspended, proposed for debarment with a final determination still pending or declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any U.S. federal government department or any agency or instrumentality thereof or otherwise participating in procurement or non-procurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations;
(i)    that has been indicted, convicted or has had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations; or
(j)    whose direct or indirect owners of ten percent (10%) or more of its Equity Interest, by value or vote, are known by any Borrower Entity after due inquiry to include any Prohibited Person listed above.
“Project” means the development, design, engineering, procurement, equipping or construction, startup and commissioning, testing, repair, management, maintenance and operation of one or both Facilities, to supply the Products.
“Project IP” means all Intellectual Property that is used in connection with the development, design, engineering, procurement, construction, startup, commissioning, operation and maintenance of the Project; provided, that the foregoing shall exclude any rights to (i) software that (x) is generally available to third parties on commercial terms and (y) has not been modified or customized for any Borrower Entity in any material respects; and (ii) software under development for use by Borrower prior to the time that such software has been used (other than solely for development, unit testing or integration testing purposes) to conduct the business activities of Borrower, or in connection with a Facility or a Product.
“Project IP Agreement” means each agreement granting or document evidencing the Borrower’s exclusive ownership of Project IP (including assignment agreements) or rights to use Project IP; provided, that, each agreement granting to the Borrower, as applicable, a right to use:
(a)    Project IP owned by a Borrower Entity shall be an irrevocable, perpetual, transferable and sublicensable license or sublicense that is fully paid-up and royalty-free for the Borrower; and
(b)    other Project IP that constitutes Critical Intellectual Property, or is not readily replaceable, shall be (i) a direct and transferable or sublicensable license; or (ii) an irrevocable, perpetual, and transferable or sublicensable sublicense.
“Project Material Adverse Effect” means, as determined by DOE as of any date, a material and adverse effect on the Project or the Facilities.
“Property” means any present or future right or interest in, to or under any assets, equipment, facilities, contracts, leaseholds, business, receivables, revenues, accounts, or other property of any kind whatsoever, whether real, personal or mixed and whether tangible, or intangible (including Intellectual Property).
“Prudent Industry Practice” means those practices, methods, equipment, specifications, and standards of safety and performance, as are commonly accepted in the applicable industry as good, safe, prudent and commercial practices in connection with the design, construction, operation, maintenance, repair and use of the Project.
“Real Property” means, all right, title and interest of Facility Owner in and to the Facility Sites, together with all improvements and appurtenant fixtures, easements and other rights incidental to the ownership, lease or operation thereof.
“Real Property Document” means each of (a) the agreements set forth on Schedule 5.01(h) (Real Property Documents) hereto, as such schedule may be updated by the Borrower from time to time, and (b) each other document evidencing the Facility Owner’s ownership or leasehold interest or other similar rights with respect to the Real Property.
“Register” has the meaning given to such term in Section 11.09(d) (Successors and Assigns).
“Reimbursement Amounts” has the meaning given to such term in Section 4.01(b)(i) (Reimbursement and Other Payment Obligations).
“Reimbursement Obligation” means the obligation of the Borrower to reimburse DOE pursuant to Article IV (Reimbursement and Other Payment Obligations).
“Release” means, with respect to Hazardous Substances, any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing, or migrating, into, through or upon the natural or man-made environment (including any land or, water or air and the abandonment or discarding of barrels, containers, and other closed receptacles containing Hazardous Substances), and “Released” shall have a corresponding meaning.
“Release Date” means the date on which all of the Secured Obligations (other than indemnity or other contingent obligations for which no claim has been made on the Borrower) have been paid in full.
“Requirements of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.
“Required Insurance” means each of the contracts of insurance taken out or maintained (or required to be taken out or maintained) in accordance with Schedule 7.03 (Insurance).
“Responsible Officer” means:
(a)    with respect to any Person:
(i)    that is a corporation, the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, any Person holding equivalent positions in such corporations, or any other Financial Officer of such Person;

(ii)    that is a partnership, each general partner of such Person or the chairman, chief executive officer, president, a vice president, an assistant vice president, treasurer, an assistant treasurer, any Person holding equivalent positions in such corporations, or any other Financial Officer of a general partner of such Person; or
(iii)    that is a limited liability company, the manager, managing partner or duly appointed officer of such Person, the individuals authorized to represent such Person pursuant to the Organizational Documents of such Person, or the chairman, chief executive officer, president, vice president, assistant vice president, treasurer, assistant treasurer, or any Person holding equivalent positions in such corporations, or any other Financial Officer of the manager or managing member of such Person; and
(b)    with respect to any Borrower Entity, only those individuals holding any of the foregoing positions whose names appears on the relevant certificate of incumbency delivered pursuant to Section 5.01(g) (Execution Date Certificates), in each case, as such certificate of incumbency may be amended from time to time to identify the individuals then holding such offices and the capacity in which they are acting.
“Sale and Leaseback Transaction” has the meaning given to such term in Section 9.06 (Sale and Leaseback).
“SAM” means the System for Award Management electronic database administered by the United States General Services Administration, found at www.sam.gov.
“Sanctions” means all Applicable Laws concerning or relating to economic, financial, and trade sanctions, export controls, restrictive measures, or embargoes administered or enforced by: (a) the United States government, including OFAC and the U.S. Department of State; (b) the United Kingdom; (c) the European Union; (d) the United Nations; and (e) any multilateral economic or trade sanctions in which the United States participates.
“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Secretary of Energy” means as of any date, the then-current secretary of the U.S. Department of Energy or, in their absence, the person discharging their duties or exercising their prerogatives in accordance with Applicable Law.
“Secretary of the Treasury” means as of any date, the then-current secretary of the U.S. Department of Treasury or, in their absence, the person discharging their duties or exercising their prerogatives in accordance with Applicable Law.
“Secretary’s Affirmation” has the meaning given to such term in the Note Purchase Agreement.
“Section 136” means Section 136 of the Energy Independence and Security Act of 2007 (Pub. L. 110-140, 121 Stat. 1492, 151(4)), as amended from time to time.
“Secured Obligations” means, at any time, all Note Obligations and all other amounts owed to DOE or any other Secured Party under the Financing Documents, including accrued interest thereon, fees, Secured Party Expenses, penalties and indemnity obligations.
“Secured Party” means each of:

(a)    DOE;
(b)    FFB;
(c)    the Agents; and
(d)    any other holder of any Secured Obligations outstanding at any time.
“Secured Party Advisor” means each of:
(a)    the Independent Engineer;
(b)    the Insurance Consultant;
(c)    the Market Advisor;
(d)    the Financial Advisor;
(e)    Allen Overy Shearman Sterling US, LLP, as legal counsel to DOE;
(f)    Stoll Keenon Ogden PLLC, as Kentucky legal counsel to DOE;
(g)    each other advisor, legal counsel or consultant retained by DOE from time to time in connection with the Loan, the Project or the Transaction Documents.
“Secured Party Expenses” means any out-of-pocket costs and expenses incurred by any Secured Party from time to time, including any of the following:
(a)    recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral;
(b)    fees, charges, and expenses of any Secured Party Advisors;
(c)    commissions, charges, costs and expenses for the conversion of currencies;
(d)    other fees, charges, expenses and other amounts from time to time due to any Secured Party under or in connection with the Financing Documents, including Agent Fees;
(e)    fees and expenses of the legal counsel, consultants and advisors of any Secured Party with respect to any of the foregoing; and
(f)    DOE Extraordinary Expenses.
“Security Document” means each of:
(a)    the Accounts Agreement;
(b)    the IRB Bond Pledge Agreement;
(c)    each Mortgage; and

(d)    each other security document, agreement or instrument hereafter delivered to any Secured Party from time to time granting, or purporting to grant, a Lien on any property, rights and assets of any Person to secure any of the Note Obligations.
“Sensitive Information” means (a) Personal Information; (b) any Trade Secrets or other information in which the Borrower Entities have confidential Intellectual Property rights (including any relevant Project IP owned by the Borrower Entities); and (c) any information with respect to which the Borrower Entities have contractual non-disclosure obligations.
“Significant Guarantor” means on any date of determination, each Subsidiary Guarantor (a) whose total assets at the last day of the four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 8.01(a) (Borrower Financial Statements) were equal to or greater than ten percent (10%) of the sum of (i) the Consolidated Company Excluding FMCC Total Assets at such date plus (ii) the equity value of the Capital Stock of FMCC owned, directly or indirectly, by the Borrower as reflected in the most recent financial statements of FMCC filed with the SEC or (b) for the purpose of any particular representation, covenant or default in this Agreement, that, when combined with each other Subsidiary Guarantor that has breached such representation or covenant or is the subject of such default, would constitute a Significant Guarantor under the foregoing clause (a).
“Significant New Guarantor” has the meaning given to such term in the Existing Credit Agreement.
“Software” means any and all: (a) computer programs and software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or any other form; (b) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, firmware, development tools, configurations, interfaces, platforms and applications; (c) data, databases and compilations; and (d) documentation supporting or related to any of the foregoing (including training materials). Software shall include “software” as such term is defined in the UCC and computer programs that may be construed as included in the definition of “goods” in the UCC, including any licensed rights to Software, and all media that may contain Software or recorded data of any kind.
“Source Code” means, with respect to any Software, the human-readable form of such Software (including all related system documentation, comments and procedural code), and all revisions, modifications and enhancements thereto (including updates, upgrades and corrections thereto, and derivative works thereof).
“S&P” means S&P Global Ratings, a division of S&P Global Inc.
“State Grant Document” means each of:
(a)    each IRB Financing Document; and
(b)    each KEDFA Financing Document.
“Subsidiary” means with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Initial Subsidiary Guarantor, each Additional Subsidiary Guarantor, each New Guarantor and each other Subsidiary (including any joint venture), in each case, that becomes a party to the New Guarantee after the Closing Date (as defined in the Existing Credit Agreement) pursuant to Section 6.7 of the Existing Credit Agreement or otherwise.
“Supplemental RCF Credit Agreement” means that certain Revolving Credit Agreement dated as of April 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
“Taxes” means all taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof.
“Tax Basis Certificate” has the meaning given to such term in Section 5.01(g)(ii) (Execution Date Certificates).
“Threshold Event of Loss” has the meaning given to such term in Section 7.04(a)(ii) (Event of Loss).
“Title Company” means one or more title companies satisfactory to DOE, satisfying DOE’s requirements with respect to co-insurance or reinsurance.
“Title Policy” means, with respect to the Facility Sites, an ALTA loan policy of title insurance (or marked up unconditional title commitment) issued by one or more Title Companies.
“Total Available Revolving Commitments” has the meaning given to such term in the Existing Credit Agreement.
“Trademarks” means any and all: (a) trademarks, trade names, business names, trade styles, service marks, trade dress, designs, fictitious business names, logos and other source or business identifiers (in each case, whether registered or unregistered); and (b) registrations and applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any political subdivision thereof or any other jurisdiction, and recordations renewals and extensions thereof.
“Trade Secrets” has the meaning given to such term in the definition of “Intellectual Property”.
“Transaction Document” means each Financing Document, each Real Property Document, each State Grant Document and each other agreement, certificate, document or instrument which the parties expressly designate as a “Transaction Document”.
“Transmission Code” means the code delivered by DOE to each of the Authorized Transmitters of the Borrower.
“Treasury Regulations” or “Treas. Reg.” means the regulations promulgated or proposed under the Code, as such regulations may be amended from time to time.
“UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York or other such jurisdiction.
“United States” and “U.S.” mean the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56).
“Voting Stock” with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.